UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2010

PET AIRWAYS, INC.
 (Exact name of Registrant as specified in its charter)

Illinois (State or Other Jurisdiction of Incorporation)	333-130446 (Commission File Number)	20-3191557 (I.R.S. Employer Identification No.)

777 E. Atlantic Avenue, Suite C2-264, Delray Beach, Florida, 33483
(Address of principal executive offices)

(408) 248-6000
Registrant's telephone number, including area code

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE:

This Amendment No. 2 on Form 8-K/A (the “Amended and Restated 8-K”) amends and restates our Current Report on Form 8-K originally filed with the SEC on August 17, 2010 and subsequently amended on August 31, 2010 (the “Original 8-K”). We are filing this Amended and Restated 8-K in order to provide the current “Form 10 information” within the meaning of Rule 144(i) under the Securities Act of 1933, as amended, that was omitted from the Original 8-K.

FORWARD LOOKING STATEMENTS

This report contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements include, among other things, statements relating to:

•	our ability to obtain additional capital in future years to fund our plan of operations;

•	our history of operating losses and going concern;

•	the ability of our suppliers to fulfill their contractual obligations to us in connection with the products and services that we provide to our customers;

•	the impact that a downturn or negative changes in the transportation industry could have on our business and profitability;

•	the potential size of the market for our services;

•	economic, political, regulatory and legal risks associated with our operations; or

•	the loss of key members of our senior management and our qualified technical and sales personnel.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this report. You should read this report and the documents that we reference and filed as exhibits to the report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.
Use of Certain Defined Terms

Except where the context otherwise requires and for the purposes of this report only:

•
the “Company,” “we,” “us,” and “our” refer to the combined business of American Antiquities Incorporated and its wholly owned direct and indirect subsidiary Pet Airways, Inc., or “Pet Airways” or “PAWS”, a Florida corporation, as the case may be; and

•	“Securities Act” refers to the Securities Act of 1933, as amended.

In this current report we are relying on and we refer to information and statistics regarding the transportation services industry and economy in the US and that we have obtained from, various cited government and institute research publications. This information is publicly available for free and has not been specifically prepared for us for use or incorporation in this current report on Form 8-K or otherwise. We have not independently verified such information, and you should not unduly rely upon it.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

As previously disclosed in the Company’s Current Report on Form 8-K filed on July 1, 2010, on June 25, 2010, we entered into a share exchange agreement, or the Share Exchange Agreement, with Pet Airways, the shareholders of PAWS, and Joseph A. Merkel, Kevin T. Quinlan, and Bellevue Holdings, Inc., collectively, the majority shareholders of the Registrant (the “AAQS Majority Holders”), which sets forth the terms and conditions of the business combination of the Registrant and PAWS (the “Transaction”) in which all PAWS Shareholders agreed to exchange all of the outstanding and issued capital stock of PAWS for an aggregate of 25,000,000 shares of common A shares (the “Common Stock”), of the Registrant, representing approximately 73% of the outstanding Common Stock after giving effect to the Transaction and the transactions related thereto.

The foregoing description of the terms of the Share Exchange Agreement is qualified in its entirety by reference to the provisions of the agreement filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 1, 2010.

On August 13, 2010, we completed an acquisition of Pet Airways pursuant to the Share Exchange Agreement. The acquisition was accounted for as a recapitalization effected by a share exchange, wherein Pet Airways is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of the acquired entity have been brought forward at their book value, which was determined to be zero and no goodwill has been recognized.

FORM 10 DISCLOSURE

As disclosed elsewhere in this report, on August 13, 2010, we acquired Pet Airways in a reverse acquisition transaction. Please note that the information provided below relates to the combined enterprises after the acquisition of Pet Airways, except that information relating to periods prior to the date of the reverse acquisition only relate to American Antiquities unless otherwise specifically indicated.

DESCRIPTION OF BUSINESS

Business Overview

Pet Airways is an airline designed specifically for the comfortable and safe transportation of pets by traveling in the main cabin of the aircraft. Pet owners (“Pet Parents”) can book their pets on flights online at our website or can book with our agents by phone. Flights can be booked up to three months before the scheduled departure date. Payment for the flights is made with credit card. On the day of the scheduled flight, Pet Parents drop off their pets at one of our lounges (a “Pet Lounge”) located at the departure airport. We place the pet passengers (the “Pawsengers™”) into a pet-friendly carrier and then board the carrier into the main cabin of the aircraft. Pawsengers™ fly in the main cabin of our specially-outfitted aircraft rather than, as is the case for a traditional commercial airline, flying in the cargo bay or flying as carry-on baggage placed under a passenger’s seat. After drop off, Pet Parents can track flight progress through our website. Throughout the flight, we monitor the air quality and temperature of our aircraft ensuring that the Pawsengers™ are safe and comfortable at all times. We have a specially trained pet attendant (the “Pet Attendant”) on each flight that is responsible for monitoring the Pawsengers™ during the flight. Upon arrival at the destination airport, we unload the Pawsengers™ from the plane directly into the Pet Lounge for pick up.

As of June 16, 2011, we served nine markets in the United States and offered weekly scheduled coast-to-coast service.

For the three months ended March 31, 2011, we generated $392,486 in revenues and recorded a net loss of $(1,615,257).  For the year ended December 31, 2010 we generated $1,348,491 in revenues and recorded a net loss of $(4,055,905). In the year ended December 31, 2009, we generated $628,829 in revenues and had a net loss of $(1,218,707). For the three months ended March 31, 2011 and the year ended December 31, 2010, we had accumulated deficits of $(7,680,265) and $(6,065,008), respectively.

Organizational History

We were incorporated in the State of Illinois on June 6, 2005 as American Antiquities, Inc. (“AAI”). Historically, we purchased antiques and collectible items for resale, accepted items on consignment, and sold items through various auctions and third party Internet websites.

On August 13, 2010, we completed a reverse acquisition transaction through a share exchange with Pet Airways, Inc. (Florida) (the “Acquisition”), whereby AAI acquired 100% of the issued and outstanding capital stock of Pet Airways, Inc. (Florida) in exchange for 25,000,000 shares of AAI common A shares, which constituted approximately 73% of Pet Airways, Inc. (Florida) issued and outstanding capital stock on a post-acquisition basis as of and immediately after the consummation of the Acquisition. As a result of the Acquisition, Pet Airways, Inc. (Florida) became a wholly-owned subsidiary of AAI and the controlling stockholders of Pet Airways, Inc. (Florida) became our controlling stockholders. Also, upon completion of the Acquisition, we changed our name from AAI to Pet Airways, Inc. and adopted the ticker symbol “PAWS” to trade on the OTCQB Market Tier (“OTCQB”). The OTCQB market tier helps investors easily identify companies that are current in their reporting obligations with the Securities and Exchange Commission (the “SEC”). OTCQB securities are quoted on OTC Markets Group's quotation and trading system.

The share exchange transaction with Pet Airways, Inc. was treated as a reverse acquisition, with Pet Airways, Inc. (Florida) as the acquirer and Pet Airways, Inc. as the acquired party. Unless the context suggests otherwise, when we refer in this report to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of Pet Airways, Inc. and its predecessors. For accounting purposes, the acquisition of Pet Airways, Inc. has been treated as a recapitalization with no adjustment to the historical book and tax basis of the companies’ assets and liabilities.

Upon the closing of the Acquisition on August 13, 2010, Joseph A. Merkel, our former Chief Executive Officer, President and director and Kevin T. Quinlan, our former Chief Financial Officer, Controller and director, resigned. On the same day, our board of directors approved an increase in the size of our board to three board members and appointed Dan Wiesel, Alysa Binder and Andrew Warner to our board of directors at the effective time of the resignation of Messrs. Merkel and Quinlan, to fill the vacancies created by their resignation. In addition, our board of directors appointed Mr. Wiesel as our Chief Executive Officer and Ms. Binder as our Executive Vice President effective immediately at the closing of the Acquisition.

Description of Market

We believe that Pet Parents who want to travel with their pets are faced with limited, and sometimes dangerous, transportation choices. Pets too big to fit under the seat are relegated to traveling in the airplane’s cargo hold. Our Pawsengers™ fly in the specially equipped main cabin of our aircraft, which is climate-controlled, and supplied with an ample amount of fresh circulating air. Also, the Pet Attendant constantly monitors the Pawsengers™ for the duration of each flight. Pet Airways offers dedicated routes within the United States with easily accessible Pet Lounges located away from main terminals, allowing for easy access and quick loading and unloading.

As of June 16, 2011, we serviced nine markets:

•           New York/Long Island;
•           Baltimore/Washington DC;
•           Chicago;
•           Denver;
•           Los Angeles;
•           South Florida;
•           Omaha;
•           Phoenix; and
•           Atlanta.

We intend to add additional markets in the near term including launching operations from Orlando, Florida.  Our long-term objective is to have a Pet Lounge within a two hour driving radius of the majority of the U.S. pet population.

Our Target Market

We believe that our service appeals to a wide market of Pet Parents, including, among others, vacationers, individuals who own multiple homes, and individuals relocating. Given our sensitivity to pet handling, we also believe that we appeal to breeders, pet rescue services and those traveling with their pets to pet shows. Ultimately, we intend to offer direct national service, at which point we will look to partner with traditional commercial airlines and offer Pet Airways as a safe alternative to commercial airline pet transport options.

Our Aircraft

We have contracted with Suburban Air Freight, Inc. (“Suburban Air”), an air freight operator based in Omaha, Nebraska, to provide Beech 1900 aircraft. We have modified the aircraft to transport Pawsengers™ safely and comfortably. The current configuration of our aircraft allows for the transport of approximately 40 Pawsengers™ per flight. Based upon our relationship with Suburban Air, we believe that we can add additional planes and flight schedules to enable us to continue to grow our business and increase flight operations to meet the demand for our service.

Our Pet Lounges

Our Pet Lounges are located at the airports we service, both departure and arrival. Pet Lounges are comfortably furnished with pet friendly furniture, providing a welcoming atmosphere to both Pawsengers™ and their Pet Parent. As a convenience to our Pet Parents, we offer limited overnight or short term stay kennel facilities at some of our Pet Lounges. We anticipate increasing the space allocated for facilitating short term stays at the Pet Lounges as we continue to grow the business.

Reservations

Booking Habits

Pet Parents tend to book Pawsengers™ within a 60 day window of the planned travel date. Occasionally, we see booking within seven days. Like a traditional commercial airline, we will fly every week regardless of the level of bookings. Since the inception of our flight operations, many of our flights have been at or near capacity, and we intend to add additional aircraft as demand increases. To the extent we have additional capacity on our flights we expect to fill such capacity by increasing the number of markets that we serve.

Flight Routes

We will fly a coast-to-coast route so as to maximize occupancy in both directions, regardless of any seasonality issues. We are currently flying coast-to-coast and stopping at cities en-route. As demand increases and we enter new markets, we expect to increase the frequency of flights and may eventually use a “hub and spoke” system for flight operations. Under this system, which is used by many of the traditional commercial airlines, we would fly to centralized hubs, based on the west coast and east coast, and fly from the particular hub to destination cities.

Seasonality

We expect to experience higher customer volume in the second, third and fourth quarters of the calendar year as compared to the first quarter. The increased volumes in the middle quarters of the year coincide with vacations and holidays.

Our Competition

We believe that we are currently the only airline specifically designed for the comfortable and safe transportation of pets where pets travel in the main cabin and, as such, we do not believe we face any direct competition from other “pet-only” airlines. We do, however, face competition from other transportation providers and pet care services, including traditional commercial airlines, ground transportation services, pet concierge services, boarding facilities, and pet sitters.

Traditional Commercial Airlines

With traditional commercial airlines, small pets may travel with their owners, stowed under the seat, but most airlines will only accept one or two pets per flight. Pets too big to fit under the seat are relegated to traveling in the airplane’s cargo hold.

Cargo is not an appealing way for a pet to travel. The air temperature in a plane’s cargo hold can vary from below zero to over one hundred degrees Fahrenheit and cargo hold temperature is generally unregulated while a plane is grounded at an airport. The oxygen pressure and ventilation systems in the cargo hold are minimized to suppress potential fire hazards, which can make transport uncomfortable for pets. Our aircrafts are climate controlled, on the ground and in the air, offering ventilation and comfortable temperatures for our Pawsengers™ at all times.

In addition, in the cargo hold of a traditional commercial airline’s aircraft, pets are generally strapped in under a cargo net close to the cargo door and, as they are classified as baggage, the pilot does not always know that they are carrying pets or live animals. Pets have routinely escaped from cargo holding areas or have been lost in transit when accidentally transferred to a different aircraft. In addition, approximately 1.65 million pets travel in cargo holds each year, and, according to a study by the San Francisco SPCA in 1998, approximately 5,000 pets are injured as a result of travelling in cargo.

Ground Transportation

Pet owners may utilize ground transportation services. While we believe that such services may be problematic for long distances, they may be suitable for a pet owner who is relocating but are not convenient solutions for vacationers. Typically, a coast-to-coast ground service can take between 7 and 10 days to complete.

Pet Concierge Services

Pet concierge services typically are a convenient solution in that they handle the logistics and paperwork associated with pet travel. Unfortunately, concierge services still use traditional commercial airlines and the pet is relegated to the cargo hold for the duration of the travel.

Pet Boarding and Sitters

Vacationing pet owners can use a boarding service, or leave pets at home with a pet sitter. A pet sitter comes to the owner’s home during his or her time away and gives the animal basic care and interaction. For individuals enjoying an extended vacation or travelling to a second home, this option can be both inconvenient and expensive. According to the San Francisco SPCA web site, most cats are very territorial and are easily stressed if moved to a strange environment, so boarding is not a good option for them. Dogs, on the other hand, are very social animals, so being home alone without human companionship for 24 hours can be very upsetting for them, even if you have more than one dog.

Pricing

Our fares are competitively priced with air cargo, pet boarding and ground transport alternatives. Our average fare is $500 per flight, although flights can cost as little as $99 or more than $1,200, depending on the distance travelled and size of pet. This average fare range compares favorably with a cost of $250 to $1,000 for air cargo or $150 to $250 for a qualified pet taken on the aircraft as carry-on baggage. Ground transport can cost an average of $450 to $1,000 (e.g., pet relocation.com web site offers a minimum of $1,000), depending on distance, and pet boarding services can cost between $350 and $595 per week.

Corporate Strategy

Since our first year of operations, we believe that we have demonstrated that there is a strong demand for pet travel. Research data from the Aviation Consumer Protection and Enforcement section of the U.S. Department of Transportation indicates that over two million pets and other live animals travel by air, and most of them, due to size, must travel in the cargo hold of a traditional commercial airline’s aircraft. Pet Parents, the Department of Transportation, the USDA and others in the airline industry, all agree that transporting pets and animals as cargo presents a clear danger to these pets and animals.

We provide an alternative to cargo transport for pets. Our Pawsengers™ travel in the main cabin of our specially equipped planes where the environment is carefully controlled for maximum comfort. Additionally, all of our flights include an in-flight Pet Attendant to monitor the cabin environment, and the health and condition of the Pawsengers™.

We currently serve nine major cities throughout the United States. To date we have transported over 5,000 pets, which is only a small fraction of the pets that travel by air. Our goal is to expand our flight operations to most major cities throughout the United States so that we are within an easy drive for all Pet Parents. Over the long term, we may expand our operations to international markets.

In addition to air transport, we intend to offer comprehensive services to make the door-to-door travel experience easier and more enjoyable for Pawsengers™ and Pet Parents, including:

•           Door-to-door limousine service;
•           Lodging facilities for rest and relaxation before or after travel; and
•           Grooming, before or after travel.

Boarding Kennels

In the future, we may create our own boarding facilities services at our Pet Lounges. This added service will enable us to provide additional convenience to Pet Parents as well as provide us with an additional revenue source.

Ground Transportation

We may use air-conditioned passenger vans, such as those operating at many major airports, to transport pets by ground. These vehicles can be retrofitted to securely hold pet carriers.

The vehicles used by us would carry the Pet Airways logo and would serve as an advertising and marketing tool, in addition to transporting pets and other operational uses. In markets that have more than one airport, we intend to use one airport as the main Pet Lounge for flight operations, but may introduce pet “drop off” lounges at other airports close by and use ground vehicles to transport the pets to the airport from which a particular flight will depart. This could be extended as a premium pick up and drop off service for Pawsengers™, where we would pick up the pets from the Pet Parent’s home, and deliver the pets to the Pet Parent’s final location of choice following the flight. We would expect to charge additional fees for such ground transport services.

In addition, we may need small utility vehicles for day-to-day operations in each market where we operate and a golf cart for transport on airport grounds.

Retail Operations

We currently do not have any retail operations at our Pet Lounges, although there appears to be demand for us to offer including but not limited to pet toys, collars, leashes, pet carriers, pet food and other pet supplies. In the future, we may design Pet Lounges to include a small area to sell pet supplies and merchandise to Pet Parents. This would offer opportunities for us to expand our brand and give Pet Parents the convenience of purchasing products on-site at the Pet Lounges and offer us an additional source of revenue.

Pet Portal

By continuing to grow and strengthening our brand, we believe that we will become a leader in pet travel. This gives us the potential opportunity to use our website to create an Internet portal (the “Pet Portal”) which will draw from the 194 million households that own pets in the U.S. Through the Pet Portal, we could offer Pet Parents of the 75 million dogs and 85 million cats in the US a myriad of fee-based products and services beyond the scope of the services currently provided by us. Additionally, the Pet Portal may serve as an advertising platform for all types of pet and travel products, which could generate additional revenue for us.

Employees

As of June 16, 2011, we had 40 employees, of which 13 were full time. We are not a party to any collective bargaining agreements and we believe that our relationship with our employees is good.

Headquarters and Offices

We lease office space in Fort Lauderdale, Florida and San Jose, California. The Florida office, which is our corporate headquarters, is used for corporate administrative functions. The San Jose office is used for representatives, marketing and administrative functions. The San Jose space is a service office leased on a month to month basis.

Pet Lounges

As of June 16, 2011, we operated under an operating lease for the Pet Lounges at the airports we service, at both departure and arrival terminals. We lease the space in which all of our Pet Lounges are located.

Pet Lounges are established at:

•           New York/Long Island;
•           Baltimore/Washington DC;
•           Chicago;
•           Denver;
•           Los Angeles;
•           Fort Lauderdale/Miami;
•           Omaha;
•           Phoenix; and
•           Atlanta.

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. The risks and uncertainties described below are those that we currently deem to be material and that we believe are specific to our company, our industry and our stock. In addition to these risks, our business may be subject to risks currently unknown to us. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

RISKS RELATED TO OUR BUSINESS

We have experienced a history of losses and have yet to begin generating positive cash flows from operations and, as a result, our auditors have raised substantial doubt about our ability to continue as a going concern.

We have experienced net losses in each calendar quarter since our inception and as of March 31, 2011 and December 31, 2010, had accumulated deficits of $(7,680,265) and $(6,065,008), respectively. We incurred net losses to common stockholders of $(1,615,257) and $(4,055,905) during the three months ended March 31, 2011 and the year ended December 31, 2010, respectively. The report of our independent registered accountants issued in connection with the audit of our consolidated financial statements as of and for our year ended December 31, 2010 contained a qualification raising a substantial doubt about our ability to continue as a going concern. Our quarterly and annual consolidated financial statements do not include any adjustments that may result from the outcome of this uncertainty. If we cannot continue as a viable entity, our stockholders may lose some or all of their investment in us.

We are an early stage company, have limited operating history and anticipate losses and negative cash flow.

We are an early stage company, and have limited operating history upon which prospective investors may base an evaluation as to our likely performance. We have been offering pet transportation services for a limited period of time and a substantial majority of our revenue has occurred within the past two years. We are subject to all the substantial risks inherent in an early stage business enterprise within the airline and pet transportation industry, including increased fuel costs, changes in government regulation, and economic downturns. No assurances can be given that our business will be successful, profitable or that we will ever become profitable. In addition, if we ever do become profitable there can be no assurance that we will remain profitable. Before purchasing our common stock, investors should consider an investment in our common stock in light of the risks, uncertainties and difficulties frequently encountered by early-stage companies in new and rapidly evolving markets such as ours, including those described herein. We may not be able to successfully address any or all of these risks. Failure to adequately address such risks could cause our business to fail which may result in our liquidation.

We may have difficulty managing our growth.

We anticipate that we will continue to grow in the near future. Our ability to manage growth effectively will depend on our ability to improve and expand our operations, including our financial and management information systems, and to recruit, train and manage additional marketing, operations and administrative personnel. Our management may not be able to manage growth effectively, or may be unable to recruit and retain personnel needed to meet our needs. If we are unable to manage growth or hire necessary personnel, our business could be materially harmed.

We may not be able to maintain our cost structure, thus leading to higher operating costs, which may have a material effect on our financial condition.

Our ability to do business and be profitable is based in part on maintaining the lowest average cost per Pawsengers™ as possible. Any increase in our costs or decrease in the number of Pawsengers™, both of which may vary considerably for the reasons discussed herein, will significantly increase the average cost per Pawsengers™ and may have a material adverse effect on our business and profitability.

Sales may fluctuate due to seasonality.

Our business is, in part, seasonal in nature. This seasonality is dependent on numerous factors, including the markets in which we operate, holiday seasons, climate, economic conditions and numerous other factors. A substantial portion of our revenue is derived from travel demand, which can sometimes be difficult to predict. Therefore, our revenue is, to a larger degree, affected by factors that are outside of our control. There can be no assurance that our historic operating patterns will continue in future periods as we cannot influence or forecast many of these factors.

Economic downturns may adversely affect our sales.

A further downturn in the economy may affect consumer purchases of discretionary items, which could adversely affect our revenues. Our success depends on the sustained demand for our services. Consumer purchases of discretionary services, such as ours, tend to decline during recessionary periods when disposable income is lower. These downturns have been characterized by diminished services demand and subsequent accelerated erosion of average prices. A general slowdown in the economies in which we sell our services or even an uncertain economic outlook could adversely affect consumer spending on our services and, in turn, our sales and results of operations.

Although we believe that we are the sole “pet only” airline, we indirectly compete with a variety companies that have greater financial and operational resources than us.

We believe that we are the sole “pet only” airline that transports pets in the main cabin of the aircraft that is environmentally controlled. The barrier to competition to establish an operation such as ours requires, in addition to the capital necessary, substantial planning and expertise, purchasing of assets, leasing of space, training of personnel, and licensing from several different governmental agencies in addition to the creation of a strong brand presence in the marketplace. There may, however, be entities that possess the necessary capital and skill to develop a service similar to ours, and thusly there can be no assurance that we will not have direct competitors in the market in the future or that such competition will not have a material adverse effect on our business.

In addition, we currently compete in the same markets with traditional commercial airlines and ground based carriers that, in some cases, have substantially more capital, resources and expertise in the transportation business. While these competitors do not offer the same service that we provide, they do compete with us by providing general pet transportation services. There can no assurances that these competitors or others that may enter the business are not planning to direct substantial cargo capacity and resources at the pet transportation market and, if successful, that it would not have a material adverse effect on our business.

Reliance on Key Personnel.

We are dependent on the expertise, experience and continued services of Daniel Weisel, our Chairman and Chief Executive Officer, Andrew C. Warner, our President and Chief Financial Officer and Alysa Binder, our Executive Vice-President and Chief Development Officer. The loss of Mr. Weisel, Mr. Warner or Ms. Binder could harm our competitive position and financial performance. Our future success depends, to a significant extent, on the continued services of Mr. Weisel, Mr. Warner and Ms. Binder. Competition for personnel throughout the airline and transportation industry is intense and we may be unable to retain our current management and staff or attract, integrate or retain other highly qualified personnel in the future. If we do not succeed in retaining our current management and our staff or in attracting and motivating new personnel, our business could be materially adversely affected.

In order to grow at the pace expected by management, we will require additional capital to support our long-term growth strategies. If we are unable to obtain additional capital in future years, we may be unable to proceed with our plans and we may be forced to curtail our operations.

We do not presently have adequate cash from operations or financing activities to meet our financing needs. As of June 3, 2011, we had approximately $62,000 in cash on hand compared to $1,511,000 at December 31, 2010 to use in executing our business plan. On June 3, 2011, we completed a private placement transaction pursuant to which we issued and sold 2,253,470 shares of our common stock and a warrant to purchase 20,476,707 shares of our common stock for gross proceeds of $500,000. We also agreed to issue an additional 1,126,735 shares of our common stock as a commitment fee to the investor on August 17, 2011; provided to the extent the issuance of such shares would result in the investor and its affiliates owning or being deemed the beneficial owner of more than 9.99% of the then issued and outstanding common stock (the “Investor Ownership Limit”), then such shares will be held in abeyance (and the investor shall not have the right to, or be deemed to have, beneficial ownership of such shares) until such time, and to the extent, as the investor’s beneficial ownership of such shares would not result in the investor exceeding the Investor Ownership Limit, at which time such shares (and certificates therefor) shall be issued and delivered to the investor and the investor shall then be deemed to have beneficial ownership thereof. The terms of the private placement transaction also enable us to receive up to $5 million in additional funding from the investor through the issuance of our newly created perpetual and non-convertible Series A Preferred Stock at a price per share of $10,000 in one or more tranches commencing on August 17, 2011 at the earliest and continuing until June 3, 2013 (unless sooner terminated) provided that certain conditions are met, including but not limited to, our continued listing or quotation on a trading market, and the continued accuracy and completeness of our representations and warranties contained in the securities purchase agreement. The maximum amount which we may receive in any tranche is equal to the lesser of (i) 20% of the cumulative dollar trading volume of our common stock for the 10 trading-day period immediately prior to the tranche notice date and (ii) $5,000,000 less the aggregate amount of any previously noticed and funded tranches. We can provide no assurance of what additional funding, if any, that we will ultimately receive under the terms of our June 3, 2011 private placement transaction. We will require additional working capital to continue our operations during the next 12 months and to support our long-term growth strategy, so as to enhance our service offerings and benefit from economies of scale. We expect our working capital requirements and the cash flow provided by future operating activities, if any, to vary greatly from quarter to quarter, depending on the volume of business and competition in the markets we serve. We may seek additional funding through one or more credit facilities, if available, or through the sale of debt or additional equity securities. However, the terms of our June 3, 2011 private placement transaction place restrictions on our ability to consummate any such additional financing without the consent of the investor.  There is no assurance that the investor would consent to such a transaction or if funding of any type would be available to us, or that it would be available at rates and on terms and conditions that would be financially acceptable and viable to us in the long term. If we are unable to raise any necessary additional financing when needed, under the terms of our June 3, 2011 private placement or otherwise, we may be required to suspend operations, sell assets or enter into a merger or other combination with a third party, any of which could adversely affect the value of our common stock, or render it worthless. If we issue additional debt or equity securities, such securities may enjoy rights, privileges and priorities (including but not limited to coupon rates, conversion rights, rights to fixed or preferential dividends, anti-dilution rights or preference as to the distribution of assets upon a liquidation) superior to those enjoyed by holders of our common stock, thereby diluting the value of our common stock.

We are increasingly dependent on technology in our operations, and if our technology fails or we are unable to continue to invest in new technology our business may be adversely affected.

We have become increasingly dependent on technology initiatives to enhance customer service in order to compete in the current business environment. The performance and reliability of the technology are critical to our ability to attract and retain customers and our ability to compete effectively. These initiatives will continue to require significant capital investments in our technology infrastructure. If we are unable to make these investments, our business and operations could be negatively affected.

In addition, any internal technology error or failure or large scale external interruption in technology infrastructure we depend on, such as power, telecommunications, or the Internet, may disrupt our technology network. Any individual, sustained or repeated failure of technology could impact our customer service and result in increased costs or lower sales. Our technology systems and related data may be vulnerable to a variety of sources of interruption due to events beyond our control, including natural disasters, terrorist attacks, telecommunications failures, computer viruses, hackers and other security issues. While we have in place, and continue to invest in, technology security initiatives and disaster recovery plans, these measures may not be adequate or implemented properly to prevent a business disruption and its adverse financial consequences to our business.

We rely solely on Suburban Air for our flight operations and compliance with Federal Aviation Administration (“FAA”) regulations.

Our flight operations are entirely managed by Suburban Air. We are reliant upon Suburban Air to continue to operate and comply with the necessary FAA regulations and be able and willing to fly aircraft on our behalf. We believe that Suburban Air has additional aircraft that they could make available to us as we expand operations. There can be no assurance that such aircraft will be made available to us when required, that such aircraft will be adequate for transporting pets, or that such aircraft will be made available on economic terms favorable to us. While there are other operators we could engage for flight operations and FAA compliance, there can be no assurance that we will be able engage them on the same, or similar, terms as Suburban Air, and, accordingly, any interruption in our relationship with Suburban Air may have a material adverse effect on our business.

We do not carry business interruption or other insurance, so we have to bear losses ourselves.

We are subject to risk inherent to our business, including equipment failure, theft, natural disasters, industrial accidents, labor disturbances, business interruptions, property damage, product liability, personal injury and death. We do not carry any business interruption insurance or third-party liability insurance or other insurance to cover risks associated with our business. As a result, if we suffer losses, damages or liabilities, including those caused by natural disasters or other events beyond our control and we are unable to make a claim again a third party, we will be required to bear all such losses from our own funds, which could have a material adverse effect on our business, financial condition and results of operations.

Our reputation and financial results could be affected in the event of an accident or incident involving our aircraft.

An accident or incident involving our aircraft could result in additional costs not covered by insurance, such as a decrease in our goodwill and significant litigation and related costs. More importantly, an accident or incident may cause the public to perceive our operation as unsafe or unreliable, particularly if such accident or incident results in harm to Pawsengers™. If the public perceives that we are unsafe or unreliable, such perception will have a material adverse impact on our business.

Our quarterly operating results are likely to fluctuate, which may affect our stock price.

Our quarterly revenues, expenses, operating results and gross profit margins will vary from quarter to quarter, and may vary significantly. As a result, our operating results may fall below the expectations of third parties including securities analysts and investors, in some quarters, which could result in a decrease in the market price of our common shares. The reasons our quarterly results may fluctuate include:

•           variations in profit margins attributable to the utilization of our flights;
•           changes in the general competitive and economic conditions; and
•           the introduction of new services by us.

Period-to-period comparisons of our operating results should not be relied on as indications of future performance.

RISKS ASSOCIATED WITH THE AIRLINE INDUSTRY

The airline industry tends to experience adverse financial results during general economic downturns, leading to significant trickle down effects for our sub-segment of the airline industry.

Since a substantial portion of airline travel is discretionary, the industry tends to experience a downturn in revenues during general economic downturns. Events beyond our control such as the economic downturn in 2008, can impact travel patterns for a significant amount of time, and thus have a material adverse effect on individual airlines and the industry as a whole.

The 2001 terrorist attacks, seriously harmed the airline industry, and the risk of additional attacks or wars, may harm the industry in the future.

Terrorist attacks and wars both negatively affect the airline industry. The impacts include substantial loss of bookings, increased security compliance costs, increased insurance costs, increased fuel costs and increased airport delays, all of which negatively affect airline revenues. We cannot predict the scope or effects of such incidents in the future as they relate to our success, and such incidents may have a material adverse effect on our operations.

The rapid spread of contagious illnesses can have a material adverse effect on our business and results of operations.

The rapid spread of a contagious illness, such as the H1N1 flu virus or SARS, can have a material adverse effect on the demand for worldwide air travel, and accordingly the demand for pet flight service, and therefore have a material adverse effect on our business and results of operations. Moreover, our operations could be negatively affected if employees are quarantined as of the result of exposure to a contagious illness. Similarly, travel restrictions or operational problems resulting from the rapid spread of contagious illnesses in any market in which we operate may have a material adverse impact on our business and results of operations.

The traditional commercial airline industry is subject to extensive government regulation, and new regulations may increase our operating costs.

The traditional commercial airlines are subject to extensive regulatory and legal compliance requirements that result in significant costs. For instance, the FAA from time to time issues directives and other regulations relating to the safeguard, maintenance and operation of aircraft that necessitate significant expenditures. Other laws, regulations, taxes and airport rates and charges have also been imposed from time to time that significantly increase the cost of airline operations or reduce revenues. Even though we are not a traditional commercial airline operator we are subject to some of the same regulations that traditional commercial airlines are subject to.

Future regulatory action concerning climate change and aircraft emissions could have a significant effect on the airline industry. For example, the European Commission has adopted an emissions trading scheme applicable to all flights operating in the European Union, including flights to and from the United States. Such a system could impose significant costs if we expand our services to Europe. Other laws or regulations such as the European emissions trading scheme or other U.S. or foreign governmental actions may adversely affect our operations and financial results, either through direct costs in our operations or through increases in costs for jet fuel that could result from jet fuel suppliers passing on increased costs that they incur under such a system.

Increased fuel costs or disruptions in fuel supply could have a material adverse effect on our business.

Fuel cost is, and will continue to be, a significant portion of our operating expense. Significant increases could harm our profitability if we are unsuccessful in passing along the increase onto our Pet Parents, for which the resulting increase in ticket prices may result in a decrease in demand for our services. Historically, fuel costs have fluctuated widely based on geopolitical issues and supply and demand. We cannot assure you that such significant fuel increases can be adequately offset by increasing fares or decreasing other operational costs.

Fuel prices could increase dramatically and supplies could be disrupted as a result of international political and economic circumstances, such as increasing international demand resulting from a global economic recovery, continued conflicts or instability in the Middle East or other oil producing regions and diplomatic tensions between the U.S. and oil producing nations, as well as OPEC production decisions, disruptions of oil imports, environmental concerns, weather, refinery outages or maintenance and other unpredictable events.

Further volatility in jet fuel prices or disruptions in fuel supplies, whether as a result of natural disasters or otherwise, could have a material adverse effect on our results of operations, financial condition and liquidity.

Our operations may be hindered due to inclement weather conditions.

Like all airline traffic, we cannot fly scheduled flights if weather conditions do not permit. One of the principles of our operations is to fly in weather that will not pose any undue risks to our employees or Pawsengers™. In the event that the weather does not meet our minimum standards, we will be forced to cancel or delay flights, thus incurring certain additional costs, including, but not limited to, pet boarding costs, pet food costs and fuel costs that may have a material adverse effect on our business.

Our reputation and financial results could be effected in the event of an accident or incident in the airline industry.

An accident or incident in the airline industry may cause the public to perceive airline travel as unsafe. As a result, travel demand could decrease and we may suffer a material adverse effect to our business.

RISK RELATED TO FINANCING OUR OPERATIONS

Without obtaining adequate capital funding, we may not be able to continue as a going concern.

The reports of our independent registered public accounting firms for the years ended December 31, 2010 and 2009 contained an explanatory paragraph to reflect its significant doubt about our ability to continue as a going concern as a result of our history of losses and our liquidity position. If we are unable to obtain adequate capital funding in the future, we may not be able to continue as a going concern, which would have an adverse effect on our business and operations, and the value of your investment in us may materially decline. Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States, which contemplate that we will continue to operate as a going concern. Our financial statements do not contain any adjustments that might result if we are unable to continue as a going concern. Substantial doubt about our ability to continue as a going concern may have created, or may create, negative reactions to the price of the common shares of our stock and we may have a more difficult time obtaining financing.

We have historically incurred losses and we expect these losses will continue in the future.

Since 2008, the Company has not been profitable. For the three months ended March 31, 2011 and year ended December 31, 2010, we sustained net losses from operations of $(1,615,257) and $(4,055,905), respectively, and our accumulated deficits as of March 31, 2011 and December 31, 2010, were $(7,680,265) and $(6,065,008), respectively. Future losses are likely to occur. Accordingly, we may experience significant liquidity and cash flow problems and additional operating losses if we are not able to raise additional capital as needed and on acceptable terms and, in such event, our operations may be reduced or curtailed.

If we are unable to raise additional capital to finance operations, our business operations will be curtailed.

Our operations have relied almost entirely on funding from a combination of borrowings from and sales of common and warrants to third parties. We will need to raise additional capital to fund our anticipated operating expenses and future expansion. Among other things, financing will be required to cover our operating and capital costs. The sale of our stock to raise capital may cause dilution to our existing stockholders. Our inability to obtain adequate financing, whether from current investors or from other third parties, would likely result in the need to reduce or curtail business operations. Any of these events would be materially harmful to our business and may result in a loss of your investment.

The issuance of shares upon conversion of convertible debentures, exercise of outstanding warrants and in lieu of payments of interest on convertible debentures may cause immediate and substantial dilution to our existing stockholders..

If the price per share of our common stock at the time of conversion of our debentures, exercise of any warrants or issuance of shares in lieu of payments of interest on our convertible debentures is in excess of the conversion or exercise prices of these securities, the conversion or exercise of these securities would have a dilutive effect on our common stock. As of June 16, 2011, we had (i) outstanding 8% convertible debentures which are convertible into an aggregate of 950,000 shares of our common stock, (ii) outstanding 14% convertible debentures which are convertible into an aggregate of 875,000 shares of common stock, (iii) warrants to purchase an aggregate of 1,000,000 shares of common stock at an exercise price of $1.00 per share expiring August 13, 2015, (iv) warrants to purchase an aggregate of 875,000 shares of common stock at an exercise price of $0.50 per share expiring August 14, 2015, (v) 179,793 shares of common stock issuable in lieu of interest on 8% convertible debentures, (vi) 284,267 shares of common stock issuable in lieu of interest on 14% convertible debentures, (vi) warrants to purchase an aggregate of 20,476,707 shares of common stock at an exercise price of $1.02 per share expiring on June 3, 2016.

RISKS RELATED TO THE MARKET FOR OUR STOCK GENERALLY

Our common stock is quoted on the OTCQB, which may have an unfavorable impact on our stock price and liquidity.

Our common stock is currently quoted on the OTCQB. The OTCQB market tier helps investors easily identify companies that are current in their reporting obligations with the Securities and Exchange Commission (the “SEC”). OTCQB securities are quoted on OTC Markets Group's quotation and trading system. The OTCQB is a significantly more limited market than established trading markets such as the New York Stock Exchange or NASDAQ. The quotation of our shares on the OTCQB may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future. We plan to list our common stock with NASDAQ or New York Stock Exchange or other exchanges as soon as practicable. However, we cannot assure you that we will be able to meet the initial listing standards of any stock exchange, or that we will be able to maintain any such listing.

We may be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. Our common stock is considered to be a “penny stock” and is subject to Rule 15g-9 under the Exchange Act, or the Penny Stock Rule. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors”, as such term is defined in the Securities Act. For transactions covered by Penny Stock Rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market, thus possibly making it more difficult for us to raise additional capital.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in penny stock, of a disclosure schedule required by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

There can be no assurance that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

We have never paid dividends on our common stock and we do not anticipate paying dividends in the foreseeable future.

We have never paid cash dividends on our common stock. For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock. Accordingly, investors must be prepared to rely on sales of their common stock after price appreciation to earn an investment return, which may never occur. Investors seeking cash dividends should not purchase our common stock. Any determination to pay dividends in the future will be made at the discretion of our board of directors and will depend on our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our board deems relevant.

Our controlling stockholders hold a significant percentage of our outstanding voting securities, which could hinder our ability to engage in significant corporate transactions without their approval.

Mr. Dan Wiesel, Ms. Alysa Binder and Mr. Andrew C. Warner are the beneficial owners of approximately 41% of our outstanding voting securities as of June 16, 2011. As a result, they possess significant influence, giving them the ability, among other things, to elect members of our board of directors and to authorize or prevent proposed significant corporate transactions. Their ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer. The interests of these two stockholders may not always coincide with the interests of other stockholders, and they may act in a manner that advances their best interests and not necessarily those of other stockholders, which may affect the market price for our securities.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Some of the information in this filing contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate” and “continue,” or similar words. You should read statements that contain these words carefully because they:

•	discuss our future expectations;

•	contain projections of our future results of operations or of our financial condition; and

•	state other “forward-looking” information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors,” “Business” and elsewhere in this prospectus.

Overview

We are an airline designed specifically for the comfortable and safe transportation of pets. Pet Parents can book their pets on flights online at our website or can book flights with our agents by phone. Flights can be booked up to three months before the scheduled departure date. Payment for the flights is made with credit card. On the day of the scheduled flight, Pet Parents drop off their pets at one of our Pet Lounges located at the departure airport. We place the Pawsengers™ into a pet friendly carrier and then board the carrier into the main cabin of the airplane. Pawsengers™ fly in the main cabin of our specially-outfitted aircraft rather than, as is the case for a traditional commercial airline, flying in the cargo bay or flying as carry-on baggage placed under a passenger’s seat. After drop off, Pet Parents can track flight progress through our website. Throughout the flight, we monitor the air quality and temperature of our aircraft ensuring that the Pawsengers™ are safe and comfortable at all times. We have a specially trained Pet Attendant on each flight that is responsible for monitoring the Pawsengers™ during the flight. Upon arrival at the destination airport, we unload the Pawsengers™ from the plane directly into the Pet Lounge for pick up. As of March 31, 2011, we served nine markets in the U.S. and offer weekly scheduled coast-to-coast service.

We believe that our service appeals to a wide market of Pet Parents, including, among others, vacationers, individuals who own multiple homes, and individuals relocating. Given our sensitivity to pet handling, we also believe that we appeal to breeders, pet rescue services and those traveling with their pets to pet shows. Ultimately, we intend to offer direct national service, at which point we will look to partner with traditional commercial airlines and offer Pet Airways as a safe alternative to commercial airline pet transport options.

Operational Metrics

The key operational metrics that we regularly monitor include approved credit card transactions, bookings of Pawsengers™ on our flights and flight utilization on a daily basis. By tracking the bookings and flight utilization we can implement pricing strategies in order to maximize our weekly flight revenues.

•           Our reservations employees track the number of incoming phone calls to both assist Pet Parents with reservations and answer any questions they may have. On a weekly basis we track flight bookings and revenues to monitor on what flights we are covering our fixed costs. In 2011, we introduced a weekly report to track the average revenue per mile flown on a weekly basis that we can compare to the average cost per mile.
•           We have a weekly cash flow report that is used to review cash receipts against expenses along with projected cash inflows and outflows.
•           On a monthly basis, we review the income statement, balance sheet and cash flow against our operational plan highlighting any significant variances from plan.

Outlook

We believe that the market for our pet transportation service is large and continues to grow. The cost of aircraft operation, including pilot use and jet fuel, and the cost of pet lounge space, along with certain external conditions such as weather and government regulations, are all conditions which may affect our ability to execute our business plan. We believe that we are currently the only airline specifically designed for the comfortable, efficient transportation of pets and, as such, we do not believe we face any direct competition from other pet-only airlines. We do, however, face competition from other transportation providers and pet care services, including traditional commercial airlines, ground transportation services, pet concierge services, boarding facilities, and pet sitters. Some of these competitors have substantially greater market share and financial resources than us. We have found that certain potential customers view our small size and limited financial resources as a negative even if they prefer our services to those of our larger competitors. Based on our current revenues and the size of the pet transportation market, we believe we have a market share of less than 1 percent.

Our primary strategic objective is to strengthen our position in the market for pet travel and generate a substantial increase in revenue over the next 12 months. We plan to achieve this objective by continuing to enhance the value of our brand, increasing the number of cities that we service and the number of aircraft that we operate, and developing new services in our Pet Lounges. We believe that our near-term success will depend particularly on our ability to increase customer adoption of our pet transportation services. Since we have limited capital resources, we will need to closely manage our expenses and conserve our cash by continually monitoring any increase in expenses and reducing or eliminating unnecessary expenditures. We believe that key risks include overall economic conditions and the overall level of travel spending, economic and business conditions within our target customer sector, our ability to expand our services, both to additional cities and within the cities we already service, competitive factors in our industry, and our ability to raise the capital necessary to grow our business. Our prospects must be considered in light of the risks, expenses and difficulties encountered by companies at an early stage of development, particularly given that we operate in a niche market, that we have limited financial resources, and continue to face an uncertain economic environment. Accordingly, we may not be successful in addressing such risks and difficulties.

Critical Accounting Policies

The discussion and analysis of financial condition and results of operations is based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We continuously evaluate our estimates and judgments, including those related to revenue recognition, bad debts, impairment of intangible assets, income taxes, contingencies and litigation. Our estimates are based on historical experience and assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

The Board of Directors has reviewed our related disclosures in our Form 10-K for the period ended December 31, 2010 and Form 10-Q for the period ended March 31. 2011 filed the SEC. We believe the following critical accounting policies, among others, affect our more significant judgments and estimates used in the preparation of our consolidated financial statements:

Revenue Recognition

We recognize revenue when it is earned. Revenue from tickets sold is initially deferred and is recognized when the transportation is provided. Tickets sold but not used on the date of the flight can typically be re-used towards another flight for up to one year from the initial flight date for a nominal fee. Tickets issued for flights that are cancelled can be refunded or can be used towards another flight. Unearned revenue consists of processed credit card transactions for future flights that have not taken place at March 31, 2011 and December 31, 2010, respectively.

Accruals for Contingent Liabilities

We make estimates of liabilities that arise from various contingencies for which values are not fully known at the date of the accrual. These contingencies may include accruals for reserves for costs and awards involving legal settlements, costs associated with vacating leased premises or abandoning leased equipment, and costs involved with the discontinuance of a segment of a business. Events may occur that are resolved over a period of time or on a specific future date. Management makes estimates of the potential cost of these occurrences, and charges them to expense in the appropriate periods. If the ultimate resolution of any event is different than management’s estimate, compensating entries to earnings may be required.

Equity-Based Compensation

We account for equity-based compensation under the provisions of Accounting Standards Codification (“ASC”) 718-10 and ASC 505-50 “Equity Compensation and Equity Based Payments to Non-Employees”. ASC 718 requires companies to estimate the fair value of share-based payment awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods in our Statement of Operations. We are using the Black-Scholes option-pricing model as our method of valuation for share-based awards. Our determination of fair value of share-based payment awards on the date of grant using an option-pricing model is affected by our equity price as well as assumptions regarding a number of highly complex and subjective variables. These variables include, but are not limited to, our expected equity price volatility over the term of the awards, and certain other market variables such as the risk free interest rate.

Computation of Net Earnings per Share

The basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed in a manner similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At March 31, 2011 and December 31, 2010, 3,616,575 and 4,750,000, respectively, of our Company stock equivalents were anti-dilutive and excluded in the diluted loss per share computation.

Fair Value Measurement

We adopted the provisions of ASC 820 Fair Value Measurements and Disclosures effective January 1, 2009. ASC 820 clarifies the principle that fair value should be based on the assumptions market participants would use when pricing an asset or liability and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. Under the standard, fair value measurements are separately disclosed by level within the fair value hierarchy. As originally issued, it was effective for years beginning after November 15, 2007, with early adoption permitted. It does not require any new fair value measurements. It only applies to accounting pronouncements that already require or permit fair value measures, except for standards that relate to share-based payments.

In February 2008, the Financial Accounting Standards Board (“FASB”) allowed deferral of the effective date of ASC 820 for one year, as it relates to nonfinancial assets and liabilities. In October 2008, FASB clarified the application of ASC 820 in determining the fair value of a financial asset when the market for that financial asset is not active. Accordingly, our adoption related only to financial assets and liabilities. Upon ASC 820, there was no cumulative effect adjustment to beginning retained earnings and no impact on the consolidated financial statements.

Valuation techniques considered under ASC 820 techniques are based on observable and unobservable inputs. ASC 820 classifies these inputs into the following hierarchy:

Level 1 inputs are observable inputs and use quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date and are deemed to be most reliable measure of fair value.

Level 2 inputs are observable inputs and reflect assumptions that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the reporting entity. Level 2 inputs include 1) quoted prices for similar assets or liabilities in active markets, 2) quoted prices for identical or similar assets or liabilities in markets that are not active, 3) observable inputs such as interest rates and yield curves observable at commonly quoted intervals, volatilities, prepayment speeds, credits risks, default rates, and 4) market-corroborated inputs.

Level 3 inputs are unobservable inputs and reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing the asset or liability based on the best information available under the circumstances.

We adopted the provisions of ASC 825 “The Fair Value Option for Financial Assets and Liabilities” effective January 1, 2009. ASC 825 permits us to choose to measure certain financial assets and liabilities at fair value that are not currently required to be measured at fair value (the “Fair Value Option”). Election of the Fair Value Option is made on an instrument-by-instrument basis and is irrevocable. At the adoption date, unrealized gains and losses on financial assets and liabilities for which the Fair Value Option has been elected are reported as a cumulative adjustment to beginning retained earnings. We did not elect the Fair Value Option as we had no financial assets or liabilities that qualified for this treatment. In the future, if we elect the Fair Value Option for certain financial assets and liabilities, we would report unrealized gains and losses due to changes in their fair value in net income at each subsequent reporting date. The adoption of this statement had no impact on our consolidated financial statements.

The carrying value of our cash and cash equivalents, accounts receivable, accounts payable, and other current assets and liabilities are recorded at cost which approximates fair value because of their short-term maturity.

Recent Accounting Pronouncements

In February 2010, the FASB issued FASB ASU 2010-09, Subsequent Events, and Amendments to Certain Recognition and Disclosure Requirements, which clarifies certain existing evaluation and disclosure requirements in ASC 855 related to subsequent events. FASB ASU 2010-09 requires SEC filers to evaluate subsequent events through the date in which the consolidated financial statements are issued and is effectively immediately. The new guidance does not have an effect on its consolidated results of operations and financial condition.

In January 2010, the FASB issued FASB ASU 2010-06, “Improving Disclosures about Fair Value Measurements”, which clarifies certain existing disclosure requirements in ASC 820 as well as requires disclosures related to significant transfers between each level and additional information about Level 3 activity. FASB ASU 2010-06 begins phasing in the first fiscal period after December 15, 2009. The Company did not make nor anticipates a significant transfer between each level as of December 31. 2010. As such, the Company does not believe this ASU will have any material impact on its consolidated financial position, results of operations or cash flows.

In January 2010, the FASB issued Update No. 2010-05 “Compensation—Stock Compensation—Escrowed Share Arrangements and Presumption of Compensation” (“2010-05”). 2010-05 re-asserts that the Staff of the Securities Exchange Commission (the “SEC Staff”) has stated the presumption that for certain stockholders escrowed share represent a compensatory arrangement. 2010-05 further clarifies the criteria required to be met to establish a position different from the SEC Staff’s position. The Company does not have any escrowed shares held at this time. The adoption of this update by the Company did not have any material impact on its consolidated financial position, results of operations or cash flows.

In January 2010, the FASB issued Update No. 2010-04 “Accounting for Various Topics—Technical Corrections to SEC Paragraphs” (“2010-04”). 2010-04 represents technical corrections to SEC paragraphs within various sections of the Codification. Management is currently evaluating whether these changes will have any material impact on its consolidated financial position, results of operations or cash flows.

In January 2010, the FASB issued Update No. 2010-02 “Accounting and Reporting for Decreases in Ownership of a Subsidiary—a Scope Clarification” (“2010-02”) an update of ASC 810 “Consolidation.” 2010-02 clarifies the scope of ASC 810 with respect to decreases in ownership in a subsidiary to those of a: subsidiary or group of assets that are a business or nonprofit, a subsidiary that is transferred to an equity method investee or joint venture, and an exchange of a group of assets that constitutes a business or nonprofit activity to a non-controlling interest including an equity method investee or a joint venture. Management does not expect adoption of this update to have any material impact on its consolidated financial position, results of operations or operating cash flows. Management does not intend to decrease its ownership in its wholly-owned subsidiary.

In January 2010, the FASB issued Update No. 2010-01 “Accounting for Distributions to Stockholders with Components of Stock and Cash—a consensus of the FASB Emerging Issues Task Force” (“2010-03”) an update of ASC 505 “Equity.” 2010-03 clarifies the treatment of stock distributions as dividends to stockholders and their effect on the computation of earnings per shares. The Company has not and does not intend to declare dividends for preferred or common stock holders. Management does not expect adoption of this update to have any material impact on its reportable earnings per share and consolidated financial position.

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying consolidated financial statements.

Concentrations

Payment collected is invested in money market and interest earning deposit accounts at a FDIC insured financial institution at times at levels that may exceed the $250,000 insurance limit afford each account holder.  We have contracted with Suburban Air Freight, Inc. (“Suburban Air”), an air freight operator based in Omaha, Nebraska, to provide Beech 1900 aircraft for all our flights. As the Company collects payment by major credit cards from customers before or concurrent with their pet travel or services, the Company has no credit concentration risk.

Results of Operations

Three Months Ended March 31, 2011 compared to Three Months Ended March 31, 2010

	For the Three Months Ended March 31,				2011 over 2010 Change
	2011		2010		$	%
	(Unaudited)
Revenue	$392,486	100%	$263,604	100%	$128,882	49%
Cost of revenue	599,928	153%	290,590	110%	309,338	106%
Gross loss	(207,442)	-53%	(26,986)	-10%	(180,456)	669%

Operating expenses:
Sales, general and administration	998,465	254%	190,583	72%	807,882	424%

Loss from operations	(1,205,907)	-307%	(217,569)	-83%	(988,338)	454%

Other income (expense):
Interest income	2	0%	175	0%	(173)	-99%
Interest expense	(409,352)	-104%	(1,015)	-	(408,337)	*
Other income (expense), net	(409,350)	-104%	(840)	0%	(408,510)	*

Loss before income taxes	(1,615,257)	-412%	(218,409)	-83%	(1,396,848)	640%
(Provision) benefit for income taxes	-	-	-	-	-	-

Net loss	$(1,615,257)	-412%	$(218,409)	-83%	$(1,396,848)	640%

* Percentage change is not meaningful.

Revenue
Revenue increased $128,882 or 49%, to $392,486 for the three months ended March 31, 2011 compared to $263,604 for the three months ended March 31, 2010. The increase is due primarily to increased ticket sales, an increase in the number of cities from which we fly and a higher number of pets being flown in our aircraft as well as the absence of revenue loss from the temporary suspension of flight operations starting March 2010 and ending late June 2010.

Cost of Revenue
Cost of revenue increased $309,338, or 106%, to $599,928 for the three months ended March 31, 2011 compared to $290,590 for the three months ended March 31, 2010. The increase is primarily the result of the reduced service flights starting in March 2010 from the temporary suspension of flight operations until late June 2010 and the impact from the uninterrupted services, increased cities served and volume of service flights completed for the three months ended March 31, 2011.

Gross Loss
Gross loss for the three months ended March 31, 2011 was $(207,442), an increase of $(180,456) from the same period in 2010.  The net gross loss increase is due to the 2011 volume of flights to the cities served during the seasonal reduced demand for tickets compared to reduced revenue and flight cost due to the temporary suspense of flight operations effective March 2010.

Operating Expenses
Operating expenses increased $807,882 or 424%, to $998,465 for the three months ended March 31, 2011 compared to $190,583 for the three months ended March 31, 2010. This increase is primarily due to higher compensation costs from carrying fully staffed operations, occupancy expenses for Pet Lounges from the cities served, ongoing professional, legal and accounting cost and to a lesser extend spending associated with information systems, customer acquisition and related marketing expenses. In March 2010, flight operations were suspended until late June 2010 pending the closing of additional financing.

Other Income (Expense)
Other income (expense), net increased by $(408,510) to $(409,350) for the three months ended March 31, 2011 due to interest incurred on the outstanding 14% and 8% debentures issued in 2010 and the discount amortization expense associated with the debentures converted to shares of common stock and outstanding debentures.

(Provision)Benefit for Income Taxes
We have provided a full valuation allowance on our net deferred tax asset as net operating losses are anticipated for the year ended December 31, 2011.

Net Loss
Net loss for the three months ended March 31, 2011 was $(1,615,257) or $(1,396,848) higher than the net loss of $(218,409) for the three months ended March 31, 2010. The increase in net loss is primarily due to an increase in cost of revenue, operating expenses and interest and discount amortization expense, partially offset by an increase in revenue while 2010 net loss was impacted by the temporary suspension of flight operations starting in March 2010.

Liquidity and Capital Resources

At March 31, 2011, we had $364,014 in cash and cash equivalents as compared to $1,511,057 at December 31, 2010.

Net cash used in operating activities was $1,124,023 for the three months ended March 31, 2011 compared to $387,748 for the three months ended March 31, 2010. The increase in cash used in operating activities is due primarily to the net loss and a reduction in outstanding payables and accrued expenses in the period.

Net cash used in investing activities during the three months ended March 31, 2011 was $23,020 compared to $3,923 for the three months ended March 31, 2010.  The investing activities were primarily for on-line reservation system upgrades, customer acquisition web site development and to build, complete and furnish the San Jose administrative offices and Pet Lounges.

In January 2011, the debenture holders of unsecured, 8% convertible debentures in the aggregate principal amount of $525,000 elected to convert their debentures into 1,300,000 shares of common stock.

Pursuant to the terms of the 8% convertible debentures, the Company elected to issue shares of common stock to satisfy the interest payable to the debenture holders that was due on April 1, 2011. At March 31, 2011, interest expense of $20,233 based on the 8% interest rate is convertible into 45,815 shares of common stock using conversion rates ranging from $0.40 to $0.50 per share. The Company’s closing stock price was $1.10 on March 31, 2011. The resulting value of $50,397 has been recognized as non-cash interest expense and as accrued interest expense at March 31, 2011.

We had no commitments for capital expenditures in material amounts at March 31, 2011. Our customers generally use our on-line reservation system to purchase tickets for flights and submit a credit card for payment. All approved credit cards are processed in advance of the departure date flight. Although a credit card processor customarily holds back a portion of the total proceeds due, there is not a risk of loss due the preapproval of credit payment and vouchers are issued for changes or upgrades for flights.  Since resuming full operations, refunds for canceled flights or errors in booking have been immaterial.

Financings

We do not currently maintain a line of credit or term loan with any commercial bank or other financial institution. We will need to complete additional financing transactions in order to continue operations beyond the next twelve months. Financing transactions, if any, may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms.  Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to generate sufficient revenues, or experience unexpected cash requirements that would force us to seek alternative financing. Further, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. If additional financing is not available or is not available on acceptable terms, we may have to significantly curtail or suspend our operations.

If we are unable to generate sufficient liquidity from operations or raise additional financing on acceptable terms, our business, results of operations, liquidity and financial condition could be adversely affected, and we may be required to significantly reduce our operations, including but not limited to terminating or suspending all operations and reorganizing or liquidating the Company.

Non-Cash Expense Items

During the three months ended March 31, 2011, we continued our activities to minimize cash usage and seek out additional equity financings for working capital purposes while using equity for the settlement of services rendered in lieu of cash and general corporate purposes. We also issued shares of common stock in lieu of cash interest payments on our 8% convertible debentures. A significant portion of the equity issuances resulted in non-cash settlements of liabilities that are included in the net loss for the three months ended March 31, 2011.  Additionally, other transactions and events occurred in which significant non-cash expense arose due to the nature of those occurrences.

The following tables summarize the non-cash expense items, total amount and percentage of our net loss for the three months ended March 31, 2011 and 2010:

	Three months ended March 31,
	2011	%	2010	%
Cash and non-cash items in Net loss:
Cash	$(1,055,652)	65%	$(200,669)	92%
Non-cash	(559,605)	35%	(17,740)	8%
Net loss	$(1,615,257)	100%	$(218,409)	100%

	2011	2010
Summary of non-cash items:
Amortization of discount	$(358,869)	$-
Warrants issued for services rendered by non-employees	(139,061)	-
Common shares to be issued for accrued interest due on debentures	(50,397)	-
Common shares issued for services rendered by non-employees	-	(851)
Common shares issued in lieu of cash to employees	-	(12,966)
Depreciation and amortization	(11,278)	(3,923)
Total non-cash	$(559,605)	$(17,740)

Year Ended December 31, 2010 compared to Year Ended December 31, 2009

The following table sets forth, certain statement of operations data relating to the business for the periods indicated.

	For the Years Ended December 31,				2010 over 2009
	2010		2009		$	%

Revenue	$1,348,491	100%	$628,829	100%	$719,662	114%
Cost of revenue	1,588,693	118%	890,005	142%	698,688	79%
Gross loss	(240,202)	-18%	(261,176)	-42%	20,974	-8%

Operating expenses:
Sales, general and administration	3,560,555	264%	959,504	153%	2,601,051	271%

Loss from operations	(3,800,757)	-282%	(1,220,680)	-194%	(2,580,077)	211%

Other income (expense):
Interest income	185	0%	1,973	0%	(1,788)	-91%
Interest expense	(255,333)	-19%	-	-	(255,333)	*
Other income (expense), net	(255,148)	-19%	1,973	0%	(257,121)	*

Loss before income taxes	(4,055,905)	-301%	(1,218,707)	-194%	(2,837,198)	233%
(Provision) benefit for income taxes	-	-	-	-	-	-

Net loss	$(4,055,905)	-301%	$(1,218,707)	-194%	$(2,837,198)	233%

* Percentage change is not meaningful.

Revenue. Revenue for the year ended December 31, 2010 was $1,348,491 compared to $628,829 for the year ended December 31, 2009, or an increase of 114%. The increase is due to a significant increase in the number of Pawsengers™ flown as well as a higher average ticket price in 2010 compared to 2009. We commenced flight operations in April 2009 and continued flight operations until February 2010. From March 2010 to early June 2010, we ceased flight operations to allow us to rebuild our web site reservation system and raise additional capital. We resumed full flight operations at the end of June 2010 and continued uninterrupted scheduled flights through the remainder of the year.

Cost of revenue. Cost of revenue increased 79% to $1,588,693 (118% of revenue) for the year ended December 31, 2010 compared to $890,005 (142% of revenue) for the year ended December 31, 2009. Cost of revenue includes the costs of the aircraft and pilot contracted from Suburban Air, the cost of fuel, credit card charges and pet handling costs. The increase is primarily due to the increase in the number of flights in 2010 resulting in greater aircraft usage and pilot contract cost, higher prices for aircraft fuel and fuel consumption and the increase in credit card processing fees for tickets purchased on our web-site.

Gross loss. Our cost of revenue has been consistently greater than our revenue, resulting in a gross loss, for the years ended December 31, 2010 and 2009. Gross loss for the year ended December 31, 2010, decreased $20,974 to $(240,202). This improvement in gross loss is due primarily to the higher levels of revenue resulting from improved increase number of Pawsengers™ and flights in 2010. Although we have seen an improvement in our gross margins we have significant fixed cost made up of the cost of the aircraft, pilot and fuel costs we pay to Suburban Air. It will be difficult to cover these fixed costs unless we can expand the number of cities and increase the number of destinations available to our customers. As a commercial airline, we have a policy of flying the scheduled routes regardless of the utilization which means some flights will fail to cover the fixed cost base.

Operating expenses. Operating expenses for the year ended December 31, 2010 consisted mainly of payroll costs, lounge rental costs, non-cash equity-based compensation, professional fees, and outside services. The operating expenses for the year 2010 were $3,560,555 compared to $959,504 for 2009. The increase is due to higher payroll costs, an increase in non-cash equity-based compensation expenses and costs associated with external services during the year.

Other income (expense), net. The other income (expense) represents the interest income earned on excess cash invested in money market and interest earning deposit accounts at a FDIC insured financial institution, interest expense payable in cash or shares of common stock recorded on the outstanding $250,000 face amount, 14% convertible debenture and $1,000,000 aggregate face amount, 8% convertible debentures (“debentures”) at year end and amortization expense of the derivative liability discount. Interest income decreased to $185 in 2010 from $1,973 in 2009 due to a lower weighted average cash and cash equivalent balance during the year. Interest expense increased to $(255,333) in 2010 primarily due to the accrued interest of $(157,062) on the debentures issued in 2010 and $(94,324) of derivative liability discount amortization.

Non-Cash Expense Items

During 2010, we have entered into a number of equity financings for working capital purposes, the settlement of services rendered in lieu of cash and general corporate purposes. We also issued unsecured, convertible debentures (“debentures”) with interest payable in shares of common stock. A significant portion of the issuances resulted in non-cash settlements of liabilities that are included in the net loss for the year at December 31, 2010 ($1,550,211 or 38% of net loss). Additionally, other transactions and events occurred in which significant non-cash expense arose due to the nature of those occurrences.

The following tables summarize the non-cash expense items, total amount and percentage of our net loss for the years ended December 31, 2010 and 2009:
	For the Years Ended December 31,
	2010	%	2009	%
Cash and non-cash expenses in Net loss:
Cash expense	$(2,505,694)	62%	$(1,209,500)	99%
Non-cash expense	(1,550,211)	38%	(9,207)	1%
Net loss	$(4,055,905)	100%	$(1,218,707)	100%

	For the Years Ended December 31,
	2010	2009
Summary of non-cash expense items:
Warrants issued for services rendered by non-employees	$(885,000)	$-
Common shares issued for services rendered by non-employees	(247,432)	-
Common shares issued in lieu of cash compensation to employees	(129,065)	-
Common shares to be issued for accrued interest due on debentures	(157,062)	-
Derivative liability discount amortization	(94,324)	-
Loss on write off of intangibles	(11,600)	-
Depreciation and amortization on property and equipment	(25,728)	(9,207)
Total non-cash expense	$(1,550,211)	$(9,207)

Liquidity and Capital Resources
	For the Years Ended December 31,
	2010	2009

Net cash used by operating activities:	$(2,082,243)	$(1,045,309)

Net cash used by investing activities:	$(97,956)	$(61,166)

Net cash provided by investing activities:	$3,520,000	$1,185,500

For the years ended December 31, 2010 and 2009, we incurred losses from operations of $(3,800,757) and $(1,220,680), respectively. Since inception, we have financed our operations and capital expenditures through private sales of equity securities, existing cash balances and cash generated from operations. We had $1,511,057 of cash and cash equivalents on hand at December 31, 2010.

Net cash used in operating activities for the year ended December 31, 2010 was $(2,082,243) compared to $(1,045,309) for the year ended December 31, 2009. Cash used in 2010 operations consisted primarily of funding scheduled flight operations, administration expenses, public company costs and a portion of the net loss for 2010. Cash used in 2009 operations consisted primarily of funding the ramp up of flight operations, administration cost and a portion of the net loss for 2009.

Net cash used in investing activities for the year ended December 31, 2010 was $(97,956) compared to $(61,166) for the year ended December 31, 2009. The use of cash in investing activities for both years was primarily for purchases of property and equipment, web site and on-line reservation system development and the further build-out of Pet Lounges.

Net cash provided by financing activities for the year ended December 31, 2010 was $3,520,000 compared to $1,185,500 for the year ended December 31, 2009. The cash provided in 2010 was from completing a $1,250,000 unsecured, convertible debenture financing with a group of investors and proceeds from the private placement sale of $2,270,000 in common stock. The cash provided in 2009 was primarily from the sale of $1,195,500 in membership units (converted into common stock, no par value shares, and paid-in capital as a result of the Acquisition).

Financings

During the month of June and August 2010, we entered into convertible debenture financing agreements for a $250,000 face amount, 14% convertible debenture due in June 2011 and $1,000,000 aggregate face amount, 8% convertible debentures due August 2013, with a carrying value of $304,193 net of the unamortized derivative discount of $695,807, respectively. The debentures are convertible at various conversion rates into shares of our common stock. The interest accrued is payable in cash or common stock at our option. The amount of accrued interest based on electing the payment in common stock option was $157,062 at December 31, 2010.

During the quarter ended September 30, 2010, we sold an aggregate of 1,184,831 shares of common stock to investors for total proceeds of $270,000 at an average price of approximately $0.23 per share.

During the quarter ended December 31, 2010, we sold an aggregate of 4,000,000 shares of our common stock at a price of $0.50 per share for gross cash proceeds of $2,000,000 to the Daniel T. Zagorin Trust. The closing market price on the stock on November 3, 2010 was $2.25. The foregoing securities were sold pursuant to Section 4(2) and Regulation D under the Securities Act of 1933, as amended, and have not been registered in the United States under the Securities Act or in any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

While we have been able to manage our working capital and capital expenditure needs with the current cash and equity or debt financings, additional financing is required in order to meet our current and projected cash flow requirements from operations. Based on our current cash position, projected cash receipts, expenditures and level of operations, we believe we need to raise additional funds or renegotiate existing financing facilities in order to support our operations for the next twelve months. The amount of funding required will be determined by many factors, some of which are beyond our control, and we may require funding sooner than currently anticipated or to cover unforeseen expenses. We anticipate securing any additional funding through the issuance of debt or equity securities or through renegotiation of existing financing facilities. The sale of additional common stock, preferred stock or convertible equity or debt will result in dilution to our stockholders. We have no commitment for any additional financing and we can provide no assurance that such financing will be available in an amount or on terms acceptable to us, if at all. If we are unable to obtain additional funds when they are needed or if such funds cannot be obtained on terms favorable to us or if we are unable to renegotiate existing financing facilities, we may be required to delay or scale back our operations, which could delay development and adversely affect our ability to generate future revenues.

We cannot guarantee that we will be able to obtain such financing from available sources or on acceptable terms. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, the trading price of our common stock and any further downturn in the U.S. stock and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Further, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock.

Our registered independent certified public accountants have stated in their report dated March 24, 2011 that we have incurred operating losses in the last two years, and that we are dependent upon management’s ability to develop profitable operations. These factors among others may raise substantial doubt about our ability to continue as a going concern.

Off-Balance Sheet Arrangements

As of March 31, 2011 and December 31, 2010, we did not have any relationships with unconsolidated entities or financial partners, such as entities often referred to as structured finance or special purpose entities that had been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. As such, we are not materially exposed to any financing, liquidity, market or credit risk that could arise if we had engaged in such relationships.

Inflation

In the opinion of management, inflation will not have a material impact on our financial condition and results of our operations.

Off-Balance Sheet Arrangements

None.

Related Party Transactions

Fees totaled $204,483, $380,000 and $240,839, for the three months ended March 31, 2011 and years ended December 31, 2010 and 2009, respectively, paid to Mr. Daniel Wiesel, our Chairman and Chief Executive Officer and Ms. Alysa Binder, our Executive Vice President and Director, for consulting, development and strategic advisory services.

In November 2010, we issued to the Daniel T. Zagorin Trust 4,000,000 shares of common stock at a price of $0.50 per share for gross proceeds of $2,000,000. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

Contractual Obligations and Commitments

The Company did not have any non-cancellable purchase obligations or commitments at March 31, 2011.

Operating Lease Commitments

The Company had one lease agreement with a term in excess of one year at March 31, 2011. Future minimum lease payments under non-cancelable operating leases with initial or remaining terms in excess of one year at March 31, 2011, were:

Period Ended March 31,	Operating Leases
2011	$60,000
2012	60,000
2013	40,000
2014	-
2015	-
Thereafter	-
Total minimum lease payments	$160,000

Employment Agreements

The Company had no employment agreements at March 31, 2011.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth information regarding beneficial ownership of our common stock as of  June 16, 2011 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group. Unless otherwise specified, the address of each of the persons set forth below is in care of the Pet Airways, Inc., 777 E. Atlantic Avenue, Suite C2-264, Delray Beach, Florida 33483.
	Amount and
	Nature of	Percent
	Beneficial	of
Name Beneficial Owner	Ownership(1)	Class(2)
Officers and Directors
Daniel Wiesel and Alysa Binder (3)	17,123,273	40.56%
Andrew C. Warner	21,675	0.05%
All officers and directors as a group (3 persons)	17,144,948	40.61%

5% Security Holders
The Daniel T. Zagorin Trust	7,444,078	17.64%

(1)
Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our common stock.

(2)
A total of 42,211,161 shares of our common stock are considered to be outstanding pursuant to SEC Rule 13d-3(d) (1) as of June 16, 2011. For each beneficial owner above, any options exercisable within 60 days are included in the denominator.

(3)	Dan Wiesel and Alysa Binder are husband and wife and own their shares jointly with right of survivorship.

MANAGEMENT

The following table sets forth the name, age and position of each of the Company's executive officers and directors were as follows:

Name	Age	Position

Dan Wiesel,	55	Chairman, Chief Executive Officer and Director

Andrew C. Warner,	48	President and Chief Financial Officer and Director

Alysa Binder,	47	Executive Vice President and Chief Development Officer and Director

Charles A. Lynch,	83	Director

Business Experience

Dan Wiesel is co-founder of Pet Airways in 2005 and has served as our Chairman of the Board and Chief Executive Officer since August 2009. Mr. Wiesel also served as President and Chief Financial Officer until January 2011.  From 1983 to 1985, Mr. Wiesel served as Vice President of Acquisitions for a national real estate investment company, where Mr. Wiesel was responsible for the negotiation and purchase of over $300 million in commercial real estate. Subsequently, in 1985 Mr. Wiesel founded The Wendemere Group, a real estate development firm, which built custom homes with a total value of more than $20 million. In 1990, Mr. Wiesel founded StitchIt Corporation, a manufacturer of women’s swimwear. In 1995, as principal of Interlink Recruiting, Mr. Wiesel was responsible for the creation of this boutique executive recruiting firm. Mr. Wiesel holds an MBA in Entrepreneurship from the University of Southern California and holds a private pilot’s license.  As a result of these and other professional experiences, Mr. Wiesel possesses particular knowledge and experience in business development, sales strategy and management that strengthen the board’s collective qualifications, skills, and experience.

Andrew C. Warner joined our Board of Directors in August 2010 and was appointed our President and Chief Financial Officer in January 2011. From 2009 to 2010, Mr. Warner served as Chief Financial Officer of EnergyConnect Group Inc.  Prior to that date, Mr. Warner was an independent consultant to emerging technology companies. From 2005 to 2007, Mr. Warner served as Chief Financial Officer of SmartDisk Corporation, a leading provider of storage solutions, which was sold to Verbatim in 2007. From 2003 to 2005, Mr. Warner was co-founder and Chief Executive Officer of Zio Corporation, a digital consumer electronics’ company sold to SmartDisk Corporation in 2005. From 1999 to 2003, Mr. Warner served as   Chief Financial Officer of SCM Microsystems, a publically held company in the security and consumer products market. Mr. Warner also served as Executive Vice President of the Consumer Products division as well as President of SCM Microsystems' North American operations. Prior to that, Mr. Warner held senior finance positions at Dazzle Inc. and Madge Networks N.V.  Mr. Warner is an Associate Member of the Chartered Institute of Management Accounts (UK) and holds a BA with honors from Humberside University.

Alysa Binder is a co-founder of Pet Airways and has served as our Executive Vice President and Chief Development Officer since August 2009.  Ms. Binder began her career in the premium incentive industry, responsible for marketing and sales to large corporate customers. Ms. Binder later founded a retail jewelry operation, expanding the business to include custom creations for high-profile clients. In 1995, Ms. Binder founded Interlink Recruiting.. Ms. Binder is Dan Wiesel’s wife. In 2005, Ms. Binder joined Dan in founding Pet Airways. As a result of these and other professional experiences, Ms. Binder possesses particular knowledge and experience in business development, strategic planning and marketing that strengthen the board’s collective qualifications, skills, and experience.

Charles A. Lynch has served as a member of our board of directors since March 2011.  Since 1989, Mr. Lynch has served as Chairman of Market Value Partners. Prior to joining the Company’s board of directors, from 2006 to 2009, Mr. Lynch served as Chairman of Corazonas Foods Inc.  Prior to that, from 2004 to 2008, Mr. Lynch was Chairman and Chief Executive Officer of nSpired Natural Foods.  Mr. Lynch graduated from Yale University with a Bachelors of Science in industrial administration and later received an honorary doctor of laws from Golden Gate University. Mr. Lynch is the former Chairman of The California Business Roundtable, the Palo Alto Medical Foundation, and the United Way of the Bay Area. As a result of these and other professional experiences, Mr. Lynch possesses particular knowledge and experience in board practices; international business and strategic planning that strengthen the board’s collective qualifications, skills, and experience.

Directors serve at the discretion of the board of directors. Executive officers are elected by and serve at the discretion of the board of directors.

Family Relationships

Mr. Wiesel, our Chief Executive Officer and Chairman of our board of directors, and Ms. Binder, our Executive Vice President and a director, are currently married.

Audit Committee

Due to the size of our operation, members of the board of director’s serve collectively as the Audit Committee and have primary responsibility for monitoring the quality of internal financial controls and ensuring that the financial performance of our Company is properly measured and reported on. It receives and reviews reports from management and auditors relating to the annual, periodic and interim accounts and the accounting and internal control systems in use throughout our company.

Our Audit Committee also consults with our independent registered public accounting firm prior to the presentation of financial statements to stockholders and, as appropriate, initiates’ inquiries into aspects of our financial affairs. Our Audit Committee is responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. The Audit Committee meets not less than quarterly and has unrestricted access to our auditors.

Audit Committee member, Andrew Warner, will qualify as an “audit committee financial expert” as that term is defined in the rules and regulations of the SEC. The designation of Mr. Warner as an “audit committee financial expert” will not impose on him any duties, obligations or liability that are greater than those that are generally imposed on him as a member of our Audit Committee and our Board of Directors, and his designation as an “audit committee financial expert” pursuant to this SEC requirement will not affect the duties, obligations or liability of any other member of our Audit Committee or Board of Directors.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table shows the compensation for years 2010 and 2009 awarded to or earned by our Chairman and Chief Executive Officer and Executive Vice President and Chief Development Officer as of December 31, 2010.  There were no other highly compensated executive officers serving in such capacities as of December 31, 2010. The persons listed in the following Summary Compensation Table are referred to herein as the “Named Executive Officers or NEOs.”

				Stock	All Other
		Salary	Bonus	Awards	Compensation	Total
Name and Principal Position	Year	($)	($)	($)(2)	($)(1)	($)
Dan Wiesel	2010	$-	$-	$50,000	$230,000	$280,000
Chairman of the Board and Chief Executive Officer	2009	$-	$-	$-	$90,000	$90,000

Alysa Binder	2010	$-	$-	$50,000	$150,000	$200,000
Executive Vice President and Chief Development Officer	2009	$-	$-	$-	$150,839	$150,839

(1)
Represents payments of $230,000 and $150,000 to Mr. Wiesel and Ms. Binder, respectively, made for consulting, development and strategic advisory services in 2010. Represents payments of $90,000 and $150,839 to Mr. Wiesel and Ms. Binder, respectively, made by the predecessor company in 2009.

(2)
In May 2010, we granted to each of Mr. Wiesel and Ms. Binder 1,481,038 shares of restricted stock, all of which were fully vested upon grant.  We recorded a grant date $50,000 fair value of the awards Mr. Wiesel and Ms. Binder each received, calculated in accordance with FASB Accounting Standard Codification 718, “Compensation — Stock Compensation,” or ASC 718, as disclosed in Notes 2 and 7 to the Company’s consolidated financial statements included in its Annual Report on Form 10-K for the years ended December 31, 2010 and 2009. We have not entered into any employment agreements with our named executive officers.

We have not entered into any employment agreements with our named executive officers.  All of the 2010 compensation provided to our named executive officers in 2010 consisted of payments for consulting, management and advisory services.

Related Party Transactions

Fees totaled $204,483, $380,000 and $240,839, for the three months ended March 31, 2011 and years ended December 31, 2010 and 2009, respectively, paid to Mr. Daniel Wiesel, our Chairman and Chief Executive Officer and Ms. Alysa Binder, our Executive Vice President and Director, for consulting, development and strategic advisory services.

In November 2010, we issued to the Daniel T. Zagorin Trust 4,000,000 shares of common stock at a price of $0.50 per share for gross proceeds of $2,000,000. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse effect on our business, financial condition or operating results.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our stock is currently quoted on the OTCQB for trading. Our stock trades now under the symbol “PAWS” and previously traded under AAQS. The following table sets forth, for the calendar quarters indicated, the high and low bid prices of our common stock as reported by the OTCQB. These quotations reflect inter-dealer prices, without markup, mark-down or commission, and may not represent actual transactions.

Year Ending December 31, 2011
	High	Low
1st Quarter Ended March 31, 2011	$1.75	$0.65
2nd Quarter Ending June 30, 2011 (through June 16, 2011)	$1.12	$0.49

Year Ended December 31, 2010
	High	Low
1st Quarter Ended March 31, 2010	$0.50	$0.13
2nd Quarter Ended June 30, 2010	$0.50	$0.50
3rd Quarter Ended September 30, 2010	$3.00	$0.50
4th Quarter Ended December 31, 2010	$2.95	$1.49

Year Ended December 31, 2009
	High	Low
1st Quarter Ended March 31, 2009	$0.27	$0.13
2nd Quarter Ended June 30, 2009	$0.25	$0.24
3rd Quarter Ended September 30, 2009	$0.25	$0.25
4th Quarter Ended December 31, 2009	$0.25	$0.20

We have not paid any dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future. We intend to retain any earnings to finance operations and the growth of the business.

We cannot assure you that we will ever pay cash dividends. Whether we pay any cash dividends in the future will depend on the financial condition, results of operations and other factors that the Board of Directors will consider.

Holders

As of June 16, 2011, we had 113 record holders of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies.

Securities Authorized for Issuance Under Equity Compensation Plans

None.

RECENT SALES OF UNREGISTERED SECURITIES.

On June 3, 2011, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the selling security holder, pursuant to which we secured $500,000 of immediate funding through the issuance and sale to the selling security holder of 2,253,470 shares of the Company’s common stock (such shares being the “Initial Purchase Shares” and such purchase being the “Initial Purchase”). In connection therewith, (i) we also issued to the selling security holder a warrant to purchase up to 20,476,707 shares of our common stock, and (ii) the selling security holder agreed to purchase from the Company up to $5.0 million (the “Aggregate Preferred Stock Purchase Price”) of our newly created perpetual and non-convertible Series A Preferred Stock (the “Preferred Stock”), at a price per share of $10,000, in one or more tranches (each a “Preferred Tranche”).  The Preferred Stock participates with the common stock in any dividends or distributions or change of control transactions as further described herein.  In connection with the Purchase Agreement, we also agreed to issue an additional 1,126,735 shares of common stock to the selling security holder on the 75 day anniversary of the Initial Purchase as consideration for executing and delivering the Purchase Agreement (the “Commitment Shares”). The Commitment Shares shall not be issued to the selling security holder and shall be held in abeyance (and the selling security holder shall not have the right to, or be deemed to have, beneficial ownership of such Commitment Shares) to the extent that such issuance would result in the selling security holder and its affiliates owning or being deemed the beneficial owner of more than 9.99% of the then issued and outstanding common stock.  The warrant also do not permit issuance of common stock thereunder to the extent that such issuance would result in the selling security holder and its affiliates owning or being deemed the beneficial owner of more than 9.99% of the then issued and outstanding common stock.  All of the foregoing was effectuated without registration under the Securities Act, in reliance upon an exemption from registration provided by Section 4(2) under the Securities Act and Rule 506 of Regulation D promulgated thereunder. These securities may not be transferred or sold absent registration under the Securities Act or an applicable exemption therefrom.

In June 2011, we issued an aggregate of 40,884 shares of common stock in lieu of interest payable. The securities were issued in transactions that were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act, which exempts transactions by an issuer not involving a public offering.

In addition, in June 2011, we exchanged a 14% convertible debenture of our wholly-owned subsidiary, Pet Airways, Inc., with a principal balance of $250,000, convertible at a rate of $0.40 per share and a due date of June 18, 2011 for a 14% convertible debenture of ours with a principal balance of $350,000, convertible at a rate of $0.40 per share with a due date of August 14, 2013. In connection with the exchange of the convertible debenture, we issued a warrant to purchase an aggregate of 875,000 shares of our common stock with an exercise price of $0.50 per share expiring on August 14, 2015. The securities were issued in transactions that were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act, which exempts transactions by an issuer not involving a public offering.

During the three months ended March 31, 2011, we issued 197,484 shares of our common stock for services rendered by non-employees, 104,708 shares of its common stock in lieu of interest payable in cash or stock, 1,300,000 shares of its common stock from the conversion of $525,000 face amount of unsecured, 8% convertible debentures and warrants for the aggregate purchase of 116,575 shares of common stock for services rendered by non-employees. The securities were issued in transactions that were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act, which exempts transactions by an issuer not involving a public offering.

During the three months ended December 31, 2010, we sold an aggregate of 4,000,000 shares of our common stock at a price of $0.50 per share for gross cash proceeds of $2,000,000 to the Daniel T. Zagorin Trust. The closing market price of the stock on November 3, 2010 was $2.25. The foregoing securities were sold pursuant to Section 4(2) and Regulation D under the Securities Act of 1933, as amended, and have not been registered in the United States under the Securities Act or in any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

In June 2010, the Company issued a $250,000 face amount unsecured, convertible debenture, with an interest rate of 14% per annum and a maturity date of June 18, 2011. The debenture is convertible into shares of the Company’s stock at conversion prices of $0.40 per share.  Interest on the above debentures is payable quarterly starting January 1, 2011. At the Company’s option, interest due may be settled in cash or shares of Company common stock.
In August, 2010, in a series of transactions, the Company issued five unsecured, convertible debentures, aggregating $500,000, with interest rates of 8% per annum and a maturity date of August 2013. The debentures are convertible into shares of the Company’s stock at conversion prices of $0.50 per share.

Also, in August 2010, the Company issued a $500,000 face amount unsecured, convertible debenture with an interest rate of 8% and a maturity date of August 2013. The debentures are convertible into shares of the Company’s stock at conversion prices of $0.40 per share.  Interest on the above debenture is payable quarterly starting January 1, 2011. At the Company’s option, interest due may be settled in cash or shares of Company common stock.

The $250,000 face amount, 14% convertible debenture with a maturity date of June 18, 2011, which at the option of the debenture holder had the option of being converted into a $250,000 face amount, 8% convertible debenture with a maturity date of August 2013, was to be issued warrants to purchase 625,000 shares of common stock upon its conversion into the 8% convertible debenture.

Except as expressly set forth above, the individuals and entities to which we issued securities as indicated in this section of the registration statement are unaffiliated with us.

DESCRIPTION OF SECURITIES

COMMON STOCK

We are authorized to issue up to 100,000,000 shares of common stock, no par value. As of June 16, 2011, there were 42,211,161 shares of common stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and non-assessable.

PREFERRED STOCK

We are authorized to issue up to 10,000,000 shares of Preferred Stock, no par value. On May 27, 2011, the Company filed an amended and restated Certificate of Designations of Preferences, Rights and Limitations of Series A Preferred Stock (the “Certificate of Designations”) with the Secretary of State of the State of Illinois. A summary of the Certificate of Designations is set forth below:

Ranking and Voting. The Preferred Stock ranks, with respect to rights upon liquidation, winding-up or dissolution, (i) senior to the Common Stock, and any other classes of stock or series of preferred stock of the Company other than a class or series of preferred stock intended to be listed for trading and (ii) junior to and all existing and future indebtedness of the Company.

No right of Conversion. The Preferred Stock is not convertible into Common Stock.

Dividends and Other Distributions. Commencing on the date of issuance of any such shares of Preferred Stock, holders of Preferred Stock shall be entitled to receive dividends on each outstanding share of Preferred Stock, which shall accrue at a rate equal to 10% per annum from the date of issuance. Accrued dividends shall be payable upon redemption of the Preferred Stock. So long as any shares of Preferred Stock are outstanding, no dividends or other distributions may be paid, declared or set apart with respect to any junior securities other than dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock. After payment of dividends at the annual rates set forth above, any additional dividends declared shall be distributed ratably among all holders of Preferred Stock and Common Stock in proportion to the number of shares of Common Stock that would be held by each such holder of Preferred Stock as if the Preferred Stock were converted into Common Stock by taking the Series A Liquidation Value (as defined below) divided by the market price of one share of Common Stock on the date of distribution.

Liquidation. Upon any liquidation, dissolution or winding up of the Company after payment or provision for payment of debts and other liabilities of the Company and any liquidation preferences to the senior securities, before any distribution or payment is made to the holders of any junior securities, the holders of Preferred Stock shall first be entitled to be paid out of the assets of the Company available for distribution to its stockholders an amount with respect to the Series A Liquidation Value, after which any remaining assets of the Company shall be distributed ratably among the holders of the Preferred Stock and the holders of junior securities, as if the Preferred Stock were converted into Common Stock by taking the Series A Liquidation Value divided by the market price of one share of Common Stock on the date of distribution.

Redemption. The Company may redeem, for cash or by an offset against any outstanding note payable from the holder to the Company that was issued by the holder, any or all of the Preferred Stock at any time at a redemption price per share equal to $10,000 per share of Preferred Stock, plus any accrued but unpaid dividends with respect to such share of Preferred Stock (the “Series A Liquidation Value”).

The Preferred Stock has not been and will not be registered under the Securities Act and may not be transferred or sold absent registration under the Securities Act or an applicable exemption therefrom.

WARRANTS

In connection with the issuance of our 8% convertible debentures, we issued warrants to purchase an aggregate of 1,000,000 shares of common stock with an exercise price of $1.00 per share expiring on August 13, 2015. The warrants contain certain provisions that protect against dilution in certain events such as stock dividends, stock splits and other similar events. In connection with the issuance of our 14% convertible debentures, we issued warrants to purchase 875,000 shares of common stock at an exercise price of $0.50 per share expiring on August 14, 2015. The warrants contain certain provisions that protect against dilution in certain events such as stock dividends, stock splits and other similar events.

On June 3, 2011, in connection with our private placement transaction, we issued to the investor a five-year warrant to purchase up to 20,476,707 shares of Common Stock at an initial Exercise Price of $1.02 per share (the “Original Exercise Price”). The warrant is also exercisable on a cashless basis or through the issuance by the holder of a full-recourse secured promissory note in an initial principal amount equal to the aggregate exercise price (the “Secured Promissory Note”). Any Secured Promissory Note issued in connection with an exercise of the warrant shall bear interest at 2% per year calculated on a simple interest basis. The entire principal balance and interest thereon shall be due and payable on the fourth anniversary of the date of the Secured Promissory Note. Any such Secured Promissory Note shall be secured by the borrower’s right, title and interest in certain securities held in the portfolio of the borrower with a fair market value equal to the principal amount of the Secured Promissory Note. Additionally, any portion of the warrant may also be exchanged for shares of Common Stock based on a Black-Scholes calculation as more fully set forth in the warrant.

The warrant contains certain provisions that protect against dilution in certain events such as stock dividends, stock splits and other similar events. In addition, the warrant has price-based anti-dilution protection in the event the Company issues securities at a value less than the Original Exercise Price, meaning the exercise price of the warrant would be adjusted down on “full ratchet” basis.  Pursuant to the warrant, any such anti-dilution adjustments shall be made on a pro-rata basis until such time as the Company has made dilutive issuances which exceed $5.0 million.

The warrant shall not be exercisable or exchangeable by the holder (or any future holder) to the extent the holder (or such future holder) or any of its affiliates would beneficially own in excess of 9.9% of the Common Stock as a result of such exercise or exchange.

REGISTRATION RIGHTS

On June 3, 2011, we entered into a Registration Rights Agreement (the “Rights Agreement”) with the investor, pursuant to which we agreed to file registration statements on Form S-1 with the Securities and Exchange Commission (“SEC”) covering the resale of the shares issued in the private placement and the shares of common stock underlying the warrant (the “Registrable Securities”). The initial registration statement, of which this prospectus is a part, must be declared effective by the SEC within 60 days of the closing and covers the resale of an aggregate of 7,000,000 of the Registrable Securities (as adjusted for any stock split, stock dividend, recapitalization, exchange or similar event or otherwise), and upon such registration statement having been utilized for the disposition of 80% of the Registrable Securities initially covered thereby, we shall prepare and, as soon as practicable, but in no event later than two (2) business days thereafter, file an additional registration statement covering the resale of an additional 7,000,000 of the Registrable Securities (as adjusted for any stock split, stock dividend, recapitalization, exchange or similar event or otherwise), and upon such registration statement having been utilized for the disposition of 80% of the Registrable Securities initially covered thereby, we shall prepare and, as soon as practicable, but in no event later than two (2) business days thereafter, file an additional registration statement covering the remaining Registrable Securities. The Company shall be required to secure the effectiveness of any such follow-on registration statement when the prior registration statement covers only a remaining 1,050,000 shares.  In any event, the parties have agreed that in light of the illiquid nature of the investment into the Company, on each day (each such day, a “Date of Determination”) after the effectiveness of this registration statement, we are required to maintain the effectiveness of a registration statement covering that number of shares equal to the lesser of (x) the quotient determined by dividing (A) twenty-five percent (25%) of the cumulative dollar trading volume of the common stock for the ten (10) trading day-period immediately prior to such Date of Determination by (B) the closing sale price of the common stock for the most recently completed trading day immediately prior to such Date of Determination and (y) the number of shares of Common Stock representing Registrable Securities that remain unsold by the investor.

The Rights Agreement contains certain payment requirements if the a registration statement is not filed on or before the applicable filing deadline ( a “Filing Failure”) or declared effective by the SEC by the applicable effectiveness deadline (an “Effectiveness Failure”). Additional payments will apply if a registration statement is not maintained effective with the SEC (a “Maintenance Failure”). In addition, the Company shall also be liable for certain payments if a registration statement is not properly available for use for any reason and the Company fails to file with the SEC any required reports under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (“Current Public Information Failure”). Upon the occurrence of a Filing Failure, Effectiveness Failure,  Maintenance Failure or Current Public Information Failure (collectively, a “Registration Rights Failure”), the Company shall be obligated to pay to each holder of Registrable Securities an amount equal to 2% of the fair market value of the Registrable Securities on the date of occurrence of each Registration Rights Failure and every 30 days thereafter until such Registration Rights Failure is cured.

TRANSFER AGENT

Our transfer agent for our common stock is Corporate Stock Transfer, Inc. 3200 Cherry Creek Dr. South Suite 430, Denver, CO, 80209.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Illinois law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director’s or officer’s fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders’ derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers. In addition, we have entered into indemnification agreements with our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act” or “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 2.03 Creation of a Direct Financial Obligation

On June 25, 2010, we entered into the Share Exchange Agreement, which transaction closed on August 13, 2010, as described in Item 2.01 of this report. In connection with the closing of the Share Exchange Agreement, the Company issued (a) the holder of the PAWS 14% convertible Debenture in principal amount of $250,000 issued in June 2010 (the “PAWS 14% Debenture”) an 8% Debenture in principal amount of $250,000 convertible into shares of AAQS at $.40 per share and a warrant to acquire shares of AAQS stock at $1.00 per share and (b) the holders of the PAWS 8% convertible Debenture in principal amount of $900,000 (the “PAWS 8% Debenture”) a 8% Debentures in the aggregate principal amount of $900,000 convertible into shares of AAQS at $.40 per share and a warrant to acquire shares of AAQS stock at $1.00 per share.

In addition to the 8% Debentures issued in exchange for the PAWS 14% Debenture and the PAWS 8% Debentures, on August 13, 2010, the Company closed an offering of $400,000 aggregate principal amount of its 8% Debentures convertible into shares of AAQS at $.50 per share and warrants to acquire shares of AAQS stock at $1.00 per share. All of the 8% Debentures are due August 13, 2013 and interest is payable, at the company’s option, in cash or shares of its common stock. Pursuant to a subscription agreement, the Company agreed to register the shares of Common A shares into which the 8% Debentures are convertible under the Securities Act of 1933 (the “Securities Act”).

The 8% Debentures were sold pursuant to Section 4(2), Section 4(6), and Regulation D under the Securities Act of 1933, as amended and have not been registered in the United States under the Securities Act or in any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

The net proceeds from the offering will be used for general corporate purposes.
Immediately following closing of the financing, the Company issued to a former consultant a warrant to acquire 150,000 shares of Common A shares exercisable at $.50 per share.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On August 13 , 2010, we issued 25,000,000 shares of our common A shares to the shareholders of Pet Airways. The total consideration for the 25,000,000 shares of our common A shares was 11,534,010 ordinary shares of Pet Airways, which is all the issued and outstanding capital stock of Pet Airways. The number of our shares issued to the shareholders of Pet Airways was determined based on an arms-length negotiation. The issuance of our shares to these shareholders was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering and Regulation D promulgated thereunder.

We issued securities in reliance upon Rule 506 of Regulation D of the Securities Act. These shareholders who received the securities in such instances made representations that (a) the shareholder is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the shareholder agrees not to sell or otherwise transfer the purchased shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the shareholder has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (d) the shareholder had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (e) the shareholder has no need for the liquidity in its investment in us and could afford the complete loss of such investment. Management made the determination that the investors in instances where we relied on Regulation D are accredited investors (as defined in Regulation D) based upon management’s inquiry into their sophistication and net worth. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

In instances described above where we indicate that we relied upon Section 4(2) of the Securities Act in issuing securities, our reliance was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

Pursuant to a recommendation from our board of directors, on August 13, 2010, we dismissed Cordovano and Honeck LLP, the independent registered principal accountants of our company.

During the company's two most recent fiscal years and subsequent interim period preceding the termination of Cordovano and Honeck LLP, there were no disagreements with Cordovano and Honeck LLP, which were not resolved on any matter concerning accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Cordovano and Honeck LLP, would have caused to make reference to the subject matter of the disagreements in connection with its reports. Cordovano and Honeck LLP, as our principal independent accountant, did not provide an adverse opinion or disclaimer of opinion to our financial statements, nor modify its opinion as to uncertainty, audit scope or accounting principles, except that the reports of Cordovano and Honeck LLP, for the fiscal years ended October 31, 2009, and 2008 indicated conditions which raised substantial doubt about our ability to continue as a going concern.

We provided Cordovano and Honeck LLP, with a copy of this disclosure before its filing with the SEC. We requested that Cordovano and Honeck LLP, provide us with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of this letter is attached as exhibit 16.1 to this current report.

On August 13, 2010 our board of directors approved and authorized the engagement of KBL LLP as our independent public accountants.

Prior to engaging KBL LLP on August 13, 2010, KBL LLP did not provide our company with either written or oral advice that was an important factor considered by our company in reaching a decision to change our independent registered public accounting firm from Cordovano and Honeck LLP, to KBL LLP.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

As a result of the closing of the reverse acquisition with Pet Airways, the former shareholders of Pet Airways now own approximately 73% of the total outstanding shares of our capital stock and approximately 73% total voting power of all our outstanding voting securities.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Upon the closing of the Share Exchange Agreement, on August 13 , 2010, Mr. Joseph A. Merkel, our former President, Chief Executive Officer, and director, and Mr. Kevin T. Quinlan, our former President, Chief Executive Officer, and director, submitted resignation letters pursuant to which each resigned from all offices of the Company that he held and from his position as our director effective immediately. Neither Mr. Merkel’s nor Mr. Quinlan’s resignation was not in connection with any known disagreement with us on any matter.

On the same day, our board of directors increased the size of our board of directors to 3 members and appointed Messrs. Wiesel, Binder and Warner to our board of directors at the effective time of the resignation of Messrs. Merkel and Quinlan to fill the vacancies created by Messrs. Merkel and Quinlan’s resignation and the increase in board size.

In addition, our board of directors appointed Mr. Dan Wiesel as our Chief Executive Officer, effective immediately at the closing of the Share Exchange Agreement.

For certain biographical and other information regarding the newly appointed officers and directors, see the disclosure under Item 2.01 of this report, which disclosure is incorporated herein by reference.

ITEM 5.03. AMENDMENT TO ARTICLES OF INCORPORATION; CHANGE IN FISCAL YEAR

In connection with the closing of the share exchange, on August 13, 2010 we changed our fiscal year end to December 31. The Share Exchange is deemed to be a reverse merger for accounting purposes, with Pet Airways, the acquirer operating entity. Starting with the periodic report for the quarter in which the Share Exchange was completed, we will file annual and quarterly reports based on the December 31 fiscal year end of Pet Airways.

In reliance on Section III F of the SEC's Division of Corporate Finance: Frequently Requested Accounting and Financial Reporting Interpretations and Guidance dated March 31, 2001, we do not intend to file a transition report to reflect the change in fiscal year end.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements for the interim periods ended June 30, 2010 and 2009

Filed herewith are the following:

1.           Unaudited condensed consolidated financial statements of Pet Airways, Inc. for the three months ended March 31, 2011 and 2010.

2.      Audited consolidated financial statements of Pet Airways, Inc. for the years ended December 31, 2010 and 2009.

Financial Statements of Business Acquired

Filed herewith are the following:
(a)	Unaudited condensed consolidated financial statements of Pet Airways, Inc. for the three months ended March 31, 2011 and 2010
(b)	Audited consolidated financial statements of Pet Airways, Inc. for the years ended December 31, 2010 and 2009.

(d) Exhibits

3.1
Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the registration statement Form SB-2, File No. 333-130446, initially filed with the SEC on December 19, 2005, as amended)

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to registration statement Form SB-2, File No. 333-130446, initially filed with the SEC on December 19, 2005, as amended)

3.3	Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the current report on Form 8-K filed with the SEC on October 25, 2010)

10.1
Form of Share Exchange Agreement, dated as of June 25, 2010, among the Registrant, Pet Airways, Inc., a Florida corporation (“PAWS”), the stockholders of PAWS, and Joseph A. Merkel, Kevin T. Quinlan, and Bellevue Holdings, Inc. (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K filed with the SEC on July 1, 2010)

10.2	Form of 8% Convertible Debenture (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K filed with the SEC on August 17, 2010)

10.3
Form of Subscription Agreement for 8% Convertible Debentures and Share Purchase Warrants (incorporated by reference to Exhibit 10.2 to the current report on Form 8-K filed with the SEC on August 17, 2010)

10.4	Form of Common Stock Subscription Agreement (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K filed with the SEC on November 9, 2010)

10.5	Securities Purchase Agreement, dated as of June 3, 2011 (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K filed with the SEC on June 6, 2011)

10.6	Warrant to Purchase Common A Stock (incorporated by reference to Exhibit 10.2 to the current report on Form 8-K filed with the SEC on June 6, 2011)

10.7	Amended and Restated Certificate of Designation of Series A Preferred Stock (incorporated by reference to Exhibit 10.3 to the current report on Form 8-K filed with the SEC on June 6, 2011)

10.8	Registration Rights Agreement dated June 3, 2011 (incorporated by reference to Exhibit 10.4 to the current report on Form 8-K filed with the SEC on June 6, 2011)

10.9	Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.5 to the current report on Form 8-K filed with the SEC on June 6, 2011)

10.10	Form of 14% Convertible Debenture (incorporated by reference to Exhibit 10.10 to the registration statement on Form S-1 filed with the SEC on June 20, 2011)

21.1	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 to the annual report on Form 10-K filed with the SEC on March 28, 2011)

SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:   June 20, 2011

PET AIRWAYS, INC.

By:	/s/Dan Wiesel
Dan Wiesel
Chairman and Chief Executive Officer

Pet Airways, Inc. and Subsidiary

PET AIRWAYS, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31, 2011	December 31, 2010
		(audited)
ASSETS
Current assets:
Cash and cash equivalents	$364,014	$1,511,057
Receivable due from credit card clearing house	63,134	123,134
Prepaid expenses	146,271	119,354
Total current assets	573,419	1,753,545

Property and equipment, at cost	191,566	168,546
Less: accumulated depreciation and amortization	(49,865)	(38,587)
Property and equipment, net	141,701	129,959

Security deposits	35,725	30,787
Total assets	$750,845	$1,914,291

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current liabilities:
14% debenture	$250,000	$250,000
Accounts payable	187,549	550,216
Accrued expenses	189,168	342,159
Unearned revenue	109,255	125,603
Total current liabilities	735,972	1,267,978

8% convertible debentures, net of discount	138,062	304,193

Commitments and contingencies	-	-

Stockholders' (deficit) equity:
Preferred stock, no par, 10,000,000 shares authorized, none issued and outstanding at March 31, 2011 and December 31, 2010, respectively.	-	-
Common stock, no par value, 100,000,000 shares authorized, 39,916,807 and 38,314,615 issued and outstanding at March 31, 2011 and December 31, 2010, respectively.	-	-
Additional paid-in capital	7,557,076	6,407,128
Accumulated deficit	(7,680,265)	(6,065,008)
Total stockholders' (deficit) equity	(123,189)	342,120
Total liabilities and stockholders' (deficit) equity	$750,845	$1,914,291

The accompanying notes are an integral part of these condensed consolidated financial statements.

PET AIRWAYS, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended March 31,
	2011	2010

Revenue	$392,486	$263,604
Cost of revenue	599,928	290,590
Gross loss	(207,442)	(26,986)

Operating expense:
Sales, general and administration	998,465	190,583

Loss from operations	(1,205,907)	(217,569)

Other income (expense):
Interest income	2	175
Interest expense	(409,352)	(1,015)
Other income (expense), net	(409,350)	(840)

Loss before income taxes	(1,615,257)	(218,409)
(Provision) benefit for income taxes	-	-

Net loss	$(1,615,257)	$(218,409)

Net loss per share, basic and diluted	$(0.04)	$(0.01)

Weighted average shares used in calculation of basic and diluted net loss per share	39,629,350	27,665,839

The accompanying notes are an integral part of these condensed consolidated financial statements.

PET AIRWAYS, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three months ended March 31,
	2011	2010

CASH FLOWS FROM OPERATING ACTIVTIES:
Net loss	$(1,615,257)	$(218,409)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	11,278	3,923
Derivative liability discount amortization	358,869	-
Warrants issued for services rendered by non-employees	139,061	-
Common shares issued for services rendered by non-employees	-	851
Common shares issued in lieu of cash to employees	-	12,966
Changes in certain assets and liabilities:
Receivable due from credit card clearing house	60,000	-
Prepaid expenses	(26,917)	(8,957)
Security deposits	(4,938)	-
Accounts payable and accrued expenses	(29,771)	(79,583)
Unearned revenue	(16,348)	(94,616)
Net cash used in operating activities	(1,124,023)	(383,825)

CASH FLOWS FROM OPERATING ACTIVTIES:
Purchases of property and equipment	(23,020)	(3,923)
Net cash used in investing activities	(23,020)	(3,923)

CASH FLOWS FROM FINANCING ACTIVTIES:
Proceeds from issuance of common stock	-	220,000
Net cash provided by financing activities	-	220,000
Net change in cash and cash equivalents	(1,147,043)	(167,748)
Cash and cash equivalents at beginning of period	1,511,057	171,257
Cash and cash equivalents at end of period	$364,014	$3,509

Supplementary disclosure of cash flow information
Cash paid during the year for:
Income taxes	$-	$-
Interest expense	$-	$1,015
Non-cash transactions:
Conversion of 8% debentures to 1,300,000 shares of common stock	$525,000	$-
Common shares issued in 2011 for services rendered by non-employees in 2010	$298,824	$-
Common shares issued in 2011 in lieu of 2010 interest paid in cash	$157,062	$-
Warrants issued in 2011 for services rendered in 2010 by non-employees	$30,000	$-

The accompanying notes are an integral part of these condensed consolidated financial statements.

PET AIRWAYS, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

1.	Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements of Pet Airways, Inc. (“Pet Airways or Company”) have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and the rules and regulations of the Securities and Exchange Commission for interim financial information.   In the opinion of the Company’s management, the accompany condensed consolidation financial statements reflect all adjustments, consisting of normal, recurring adjustments, considered necessary for a fair presentation of the results for the interim periods ended March 31, 2011 and 2010. Although management believes that the disclosures in these unaudited condensed consolidated financial statements are adequate to make the information presented not misleading, certain information and footnote disclosures normally included in financial statements that have been prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to the rules and regulations of the Securities Exchange Commission.   Financial results for Pet Airways and airlines in general, can be seasonal in nature.  In recent years, the Pet Airways revenues, as well as its overall financial performance, have been better in its second and third quarters than in its first and fourth quarters.  Air travel is also significantly impacted by, but not limited to general economic conditions, the amount of disposable income available to consumers and unemployment levels.   The results for the three months ended March 31, 2011 are not necessarily indicative of the results to be expected for the year ending December 31, 2011.    These unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and footnotes thereto included in the Annual Report on Form 10-K for the year ended December 31, 2010.

Certain prior period amounts have been reclassified to conform to the current presentation.  These reclassifications had no impact on the consolidated financial position, results of operations and net cash flows from operations.

Going Concern Matters

The accompanying unaudited condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company does not presently have adequate cash from operations or financing activities to meet our long-term financing needs.  As of March 31, 2011 and December 31, 2010, we had $364,014 and $1,511,057, respectively, in cash and cash equivalents to use in executing our business plan.  The Company will require additional working capital to continue our operations during the next 12 months and to support our long-term growth strategies, so as to enhance our service offerings and benefit from economies of scale. The Company’s working capital requirements and the cash flow provided by future operating activities, if any, will vary greatly from quarter to quarter, depending on the volume of business and competition in the markets we serve. The Company may seek any necessary funding through one or more credit facilities, if available, or through the sale of debt or issuance of additional equity securities. However, there is no assurance that funding of any type would be available to the Company, or that it would be available at rates and on terms and conditions that would be financially acceptable and viable to us in the long term. If the Company is unable to raise any necessary additional financing when needed, the Company may be required to suspend operations, sell assets or enter into a merger or other combination with a third party, any of which could adversely affect the value of our common stock, or render it worthless. If the Company issues additional debt or equity securities, such securities may enjoy rights, privileges and priorities (including but not limited to coupon rates, conversion rights, rights to fixed or preferential dividends, anti-dilution rights or preference as to the distribution of assets upon a liquidation) superior to those enjoyed by holders of our common stock, thereby diluting the value of our common stock.

Business Overview

Pet Airways is an airline designed specifically for the comfortable and safe transportation of pets by traveling in the main cabin of the aircraft. Pet owners (“Pet Parents”) can book their pets on flights online at our website or can book with our agents by phone. Flights can be booked up to three months before the scheduled departure date. Payment for a ticket for a flight is made with a credit card. On the day of the scheduled flight, Pet Parents drop off their pets at one of our lounges (a “Pet Lounge”) located at the departure airport. We place the pet passengers (the “Pawsengers™”) into a pet-friendly carrier and then board the carrier into the main cabin of the aircraft. Pawsengers™ fly in the main cabin of our specially-outfitted aircraft rather than, as is the case for a traditional commercial airline, flying in the cargo bay or flying as carry-on baggage placed under a passenger’s seat. After drop off, Pet Parents can track flight progress through our website. Throughout the flight, we monitor the air quality and temperature of our aircraft ensuring that the Pawsengers™ are safe and comfortable at all times. We have a specially trained pet attendant (the “Pet Attendant”) on each flight that is responsible for monitoring the Pawsengers™ during the flight. Upon arrival at the destination airport, we unload the Pawsengers™ from the plane directly into the Pet Lounge for pick up. As of March 31, 2011 and December 31, 2010, we served 10 and 9 markets, respectively, in the United States and offer weekly scheduled coast-to-coast service.

We were incorporated in the State of Illinois on June 6, 2005 as American Antiquities, Inc. (“AAI”). In June 2010, we formed Pet Airways, Inc., a Florida corporation, (“Pet Airways, Inc. (Florida)”) by the conversion of Panther Air Cargo, LLC (“Panther Air”) a limited liability company. Effective the date of the conversion, Panther Air began operating as Pet Airways, Inc. (Florida).

On August 13, 2010, we completed a reverse acquisition transaction through a share exchange with Pet Airways, Inc. (Florida) (the “Acquisition”), whereby AAI acquired 100% of the issued and outstanding capital stock of Pet Airways, Inc. (Florida) in exchange for 25,000,000 shares of AAI common shares, which constituted approximately 73% of Pet Airways, Inc. (Florida) issued and outstanding capital stock on a post-acquisition basis as of and immediately after the consummation of the Acquisition. As a result of the Acquisition, Pet Airways, Inc. (Florida) became a wholly-owned subsidiary of AAI and the controlling stockholders of Pet Airways, Inc. (Florida) became our controlling stockholders. Also, upon completion of the Acquisition, we changed our name from AAI to Pet Airways, Inc. and commenced trading under the ticker symbol “PAWS” on the OTCQB Market Tier (“OTCQB”).  The OTCQB market tier of the OTC market helps investors easily identify companies that are current in their reporting obligations with the Securities and Exchange Commission (the “SEC”). OTCQB securities are quoted on OTC Markets Group's quotation and trading system.

The share exchange transaction with Pet Airways, Inc. was treated as a reverse acquisition, with Pet Airways, Inc. (Florida) as the acquirer and Pet Airways, Inc. as the acquired party. Unless the context suggests otherwise, when we refer in this report to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of Pet Airways, Inc. and its predecessors. For accounting purposes, the acquisition of Pet Airways, Inc. has been treated as a recapitalization with no adjustment to the historical book and tax basis of the companies’ assets and liabilities.

Pet Airways, Inc. suspended flight operations in March 2010 to upgrade its reservation system and raise additional capital.  Pet Airways, Inc. raised additional capital by issuing a series of convertible debentures, shares of common stock and warrants and resumed flight operations in June 2010.

Critical Accounting Policies and Estimates

The preparation of the Company’s unaudited condensed consolidated financial statements requires the Company to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. The Company based these estimates and assumptions on historical experience and evaluates them on an on-going basis to ensure they remain reasonable under current conditions. Actual results could differ from those estimates. Critical accounting policies and estimates are summarized below.

Revenue Recognition

Ticket sales for schedule transportation service at a later date are recorded as unearned revenue.   Revenue is recognized when the transportation service is provided for that ticket. Unearned revenue primarily consists of processed credit card ticket sales for future transportation service dates and to a much lesser extent, the refunds or vouchers exchanged for value of tickets sold for past transportation service dates. Tickets that are sold but not transported on the date of the schedule transportation service can be reused for another schedule transportation service, up to one year from the initial schedule transportation service date for a “rebooking” fee. Tickets issued for schedule transportation service that are cancelled may be refunded or applied to another schedule transportation service.

The rebooking or upgrade fees are recognized as revenue on the date the rebooking of schedule transportation service is made.

Fees charged by the credit card processors for handling the ticket sales are recorded to cost of sales at the time the tickets are sold due to the relatively short period of time between the sale of a ticket and providing the scheduled transportation service.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with maturity of three months or less, when purchased, to be cash equivalents.  The Company maintains cash and cash equivalent balances at a financial institution that is insured by the Federal Deposit Insurance Corporation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Fair Value Measurements

The Company has adopted a single definition of fair value, a framework for measuring fair value, and expanded disclosures concerning fair value. In this valuation, the exchange price is the price in an orderly transaction between market participants to sell an asset or transfer a liability at the measurement date and fair value is a market-based measurement and not an entity-specific measurement.

The Company utilizes the following hierarchy in fair value measurements:

•	Level 1 – Inputs use quoted prices in active markets for identical assets or liabilities that the Company has the ability to access.

•
Level 2 – Inputs use other inputs that are observable, either directly or indirectly. These inputs include quoted prices for similar assets and liabilities in active markets as well as other inputs such as interest rates and yield curves that are observable at commonly quoted intervals.

•	Level 3 – Inputs are unobservable inputs, including inputs that are available in situations where there is little, if any, market activity for the related asset or liability.

Depreciation, amortization and capitalization

The Company records depreciation and amortization, when appropriate, using the straight-line method over the estimated useful life of the assets (three to five years).  Expenditures for maintenance and repairs are charged to expense as incurred.  Additions, major renewals and replacements that increase the property's useful life are capitalized.  Property sold or retired, together with the related accumulated depreciation is removed from the appropriate accounts and the resultant gain or loss is included in operating income or loss.

Website development costs

The Company accounts for website development costs in accordance with Accounting Standards Codification 350-50 “ Website Development Costs .”  All costs incurred in the planning stage are expensed as incurred.  Costs incurred in the website application and infrastructure development stage are accounted for in accordance with ASC 350-50, which requires the capitalization of certain costs that meet specific criteria.  Costs incurred in the day to day operation of the website are expensed as incurred.

Long-lived assets

The Company periodically evaluates whether events and circumstances have occurred that may warrant revision of the estimated useful life of its trademark costs.  If and when such factors, events or circumstances indicate possible impairment to its trademark costs, the Company would make an estimate of undiscounted cash flows over the remaining lives of the respective assets in measuring recoverability from future operations.  The Company incurred no impairment losses during the periods presented.

Income Taxes

The Company follows FASB Accounting Standards Codification No 740, Income Taxes . Deferred tax assets or liabilities are recorded to reflect the future tax consequences of temporary differences between the financial reporting basis of assets and liabilities and their tax basis at each year-end. These amounts are adjusted, as appropriate, to reflect enacted changes in tax rates expected to be in effect when the temporary differences reverse.

The Company records deferred tax assets and liabilities based on the differences between the financial statement and tax bases of assets and liabilities and on operating loss carry forwards using enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is provided when it is more likely than not that some portion or all of a deferred tax asset will not be realized.

Stock Based Compensation

The Company applies ASC 718-10 Stock Compensation   and ASC 505-50 Equity Based Payments to Non-Employees in accounting for stock options issued to employees and non-employees, respectively. For stock options and warrants issued to non-employees, the Company applies the same standard, which requires the recognition of compensation cost based upon the fair value of stock options and warrant at the grant date using the Black-Scholes option pricing model.

Recent Accounting Pronouncements

In January 2010, the FASB issued ASC Update No. 2010-06, Improving Disclosure about Fair Value Measurements (ASU 2010-06).  ASU 2010-06 requires additional disclosures regarding fair value measurements, amends disclosures about post-retirement benefit plan assets and provides clarification regarding the level of disaggregation of fair value disclosures by investment class.  ASU 2010-06 is effective for interim and annual reporting periods beginning after December 15, 2009, except for certain Level 3 activity disclosure requirements that will be effective for reporting periods beginning after December 15, 2010.  The adoption of this standard did not have an impact on our consolidated financial position or results of operations.

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying condensed consolidated financial statements.

2. Equity

During the three months ended March 31, 2011, the Company issued 197,484 shares of its common stock for services rendered by non-employees, 104,708 shares of its common stock in lieu of interest payable in cash or stock, 1,300,000 shares of its common stock from the conversion of $525,000 face amount of unsecured, 8% convertible debentures and warrants for the aggregate purchase of 116,575 shares of common stock for services rendered by non-employees.

No stock options or awards were granted, issued or exercised or shares retired in the three months ended March 31, 2011 and 2010.

3. Debt Obligations

Current 14% Debenture

In June 2010, the Company issued a $250,000 face amount unsecured debenture, with an interest rate of 14% per annum and a maturity date of June 18, 2011. Interest on the 14% debenture is payable quarterly starting January 1, 2011. At the Company’s option, interest due may be settled in cash or shares of Company common stock.

The 14% debenture, at the option of the holder, can be exchanged into an 8% convertible debenture with a maturity date of June 18, 2013.  At the exchange, a warrant to purchase up to 625,000 shares of common stock would be issued. At March 31, 2011, the exchange contingency had not been satisfied and accordingly, no value for the warrant has been recorded.

Non-current 8% Convertible Debentures

In August, 2010, in a series of transactions, the Company issued five unsecured, convertible debentures, with an aggregate principal balance of $500,000, with interest rates of 8% per annum and a maturity date of August 2013. The debentures are convertible into shares of the Company’s stock at a conversion price of $0.50 per share.

Also, in August 2010, the Company issued an unsecured, convertible debenture in the principal amount of $500,000 with an interest rate of 8% and a maturity date of August 2013. The debenture is convertible into shares of the Company’s stock at a conversion price of $0.40 per share. Interest on the above debenture is payable quarterly starting January 1, 2011. At the Company’s option, interest due may be settled in cash or shares of Company common stock.

In January 2011, the debenture holders of $525,000 aggregate face amount of unsecured, 8% convertible debentures elected to convert their debentures into 1,300,000 shares of common stock.

Pursuant to the terms of the 8% convertible debentures, the Company elected to issue shares of common stock to satisfy the interest payable to the debenture holders that was due on April 1, 2011. At March 31, 2011, interest expense of $20,233 based on the 8% interest rate is convertible into 45,815 shares of common stock using conversion rates ranging from $0.40 to $0.50 per share. The Company’s closing stock price was $1.10 on March 31, 2011. The resulting value of $50,397 has been recognized as non-cash interest expense and as accrued interest expense at March 31, 2011.

Warrants

The fair market value of the 1,400,000 warrants issued in connection with the August 2010 issuance of $1,000,000 face amount unsecured, 8% convertible debentures at grant date was $790,131. Accordingly, a derivative liability discount of $790,131 was recorded as additional paid-in capital and a contra account to the $1,000,000 face amount of the convertible debentures liability.

As a result of the conversion of $525,000 face amount of unsecured, 8% convertible debentures into shares of common stock, $475,000 face amount of unsecured, 8% convertible debentures are outstanding at March 31, 2011. The unamortized derivative liability discount was $336,938 at March 31, 2011 and $695,807 at December 31, 2010. During the period the Company recorded $358,869 of interest expense, which included $33,470 of amortization to interest expense and the write-off of $325,399 to interest expense due to the conversion of the debentures.

The following table summarizes the liability and equity components of our 8% convertible debentures:

	March 31, 2011	December 31, 2010
Principal	$475,000	$1,000,000
Unamortized discount	(336,938)	(695,807)
Net carrying amount	$138,062	$304,193

Equity component (recognized in Additional paid-in capital)	$790,131	$790,131

The discount on the derivative liability component will be amortized using the effective interest method through August 13, 2013.  The total effective rate on the liability component was 14 percent.

The aggregate intrinsic value of the 1,700,000 warrants outstanding at March 31, 2011 and December 31, 2010, which includes 300,000 of warrants issued for services in 2010, is $850,000, respectively.

4.	Commitments and Contingencies

The Company may from time to time subject to various legal proceedings and claims arising in the ordinary course of business, including, but not limited to, examinations by the Internal Revenue Service (IRS). The Company's management has not been made aware of or party to legal proceedings, IRS examinations or asserted claims the outcome of which, individually or collectively, will have a material adverse effect on the Company's financial condition, results of operations, or cash flow.

The Company offers flight insurance to its customers at different levels of coverage. The Company is self-insured and has not accrued a reserve against potential loss.

5.  Net loss per share

The Company computes net loss per share in accordance with U.S. generally accepted accounting principles. Basic net loss per share is computed by dividing net loss attributable to common stockholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted net loss per share gives effect to all dilutive potential common shares outstanding during the period including stock options, warrants, and convertible debentures using the treasury stock method.

The following is a reconciliation of the weighted average number of common shares used to calculate basic net loss per share to the weighted average common and potential common shares used to calculate diluted net loss per share for the three months ended March 31, 2011 and 2010:

	For the three months ended March 31,
	2011	2010
Numerator:
Net loss, basic	$(1,615,257)	$(218,409)
Effect of interest expense and discount amortization	-	-
Net loss, dilutive	$(1,615,257)	$(218,409)
Denominator:
Weighted shares outstanding, basic	39,629,350	27,665,839
Effect of dilutive securities:
8% convertible debentures and warrants (1)	-	-
Weighted shares outstanding, dilutive	39,629,350	27,665,839

Net loss per share, basic and dilutive	$(0.04)	$(0.01)

(1)  At March 31, 2011, excludes 2,766,575 shares issuable upon conversion of outstanding debentures and exercise of warrant as the net effect is antidilutive.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Pet Airways, Inc.

We have audited the accompanying consolidated balance sheets of Pet Airways, Inc. and its Subsidiary as of December 31, 2010 and 2009, and the related consolidated statements of operations, stockholders’ equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management.

Our responsibility is to express an opinion on these consolidated financial statements based on our audits.  We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.

Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Pet Airways, Inc. and its Subsidiary as of December 31, 2010 and 2009, and the results of their operations and their cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 13 to the consolidated financial statements, the Company had accumulated losses of $(6,065,008) as of December 31, 2010, which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 13. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KBL, LLP
New York, NY
March 24, 2011

PET AIRWAYS, INC.
CONSOLIDATED BALANCE SHEETS

	For the Year Ended December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$1,511,057	$171,256
Receivable due from credit card clearing house	123,134	-
Prepaid expenses	119,354	-
Total current assets	1,753,545	171,256

Property and equipment, at cost	168,546	70,590
Less: accumulated depreciation and amortization	(38,587)	(12,859)
Property and equipment, net	129,959	57,731

Non-current assets
Intangible assets, net	-	11,600
Security deposits	30,787	19,600
Total non-current assets	30,787	31,200
Total assets	$1,914,291	$260,187

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
14% convertible debenture	$250,000	$-
Accounts payable	550,216	67,584
Accrued expenses	342,159	21,591
Unearned revenue	125,603	94,616
Total current liabilities	1,267,978	183,791

Non-current liabilities:
8% convertible debentures, face amount $1,000,000, net of discount of $695,807	304,193	-

Commitments and contingencies:	-	-

Stockholders' equity:
Preferred stock, no par, 10,000,000 shares authorized, none issued and outstanding at December 31, 2010 and 2009.	-	-
Common stock, no par value, 100,000,000 shares authorized, 38,314,615 and 26,911,942 issued and outstanding at December 31, 2010 and 2009, respectively.	-	-
Additional paid-in capital	6,407,128	2,085,500
Accumulated deficit	(6,065,008)	(2,009,104)
Total stockholders' equity	342,120	76,396
Total liabilities and stockholders' equity	$1,914,291	$260,187

The accompanying notes are an integral part of these consolidated financial statements

PET AIRWAYS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2010	2009

Revenue	$1,348,491	$628,829
Cost of revenue	1,588,693	890,005
Gross loss	(240,202)	(261,176)

Operating expense:
Sales, general and administrative	3,560,555	959,504

Loss from operations	(3,800,757)	(1,220,680)

Other income (expense):
Interest income	185	1,973
Interest expense	(255,333)	-
Other income (expense), net	(255,148)	1,973

Loss before income taxes	(4,055,905)	(1,218,707)
(Provision) benefit for income taxes	-	-

Net loss	$(4,055,905)	$(1,218,707)

Net loss per share	$(0.13)	$(0.05)

Weighted average shares used in calculation of net loss per share	32,365,036	24,770,195

The accompanying notes are an integral part of these consolidated financial statements.

PET AIRWAYS, INC.
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

	Years Ended December 31, 2010 and 2009
	Common Stock
	No Par Value	Additional		Total
		Paid-In	Accumulated	Stockholders’
	Shares	Capital	(Deficit)	Equity
Balance, December 31, 2008 (1)	23,370,780	$890,000	$(790,397)	$99,603

Common stock issued for cash	3,541,162	1,195,500	-	1,195,500

Net loss	-	-	(1,218,706)	(1,218,706)

Balance, December 31, 2009 (1)	26,911,942	2,085,500	(2,009,103)	76,397

Common shares issued for cash	5,184,831	2,270,000	-	2,270,000

Common shares issued for services rendered by non-employees	2,881,434	247,432	-	247,432

Common shares issued in lieu of cash compensation to employees	3,336,408	129,065	-	129,065

Warrants issued for services rendered by non-employees	-	885,000	-	885,000

Fair value of warrants to purchase 1,400,000 shares of common stock, issued with $1,000,000 face value amount, 8% convertible debentures	-	790,131	-	790,131

Net loss	-	-	(4,055,905)	(4,055,905)

Balance, December 31, 2010	38,314,615	$6,407,128	$(6,065,008)	$342,120

The accompanying notes are an integral part of these consolidated financial statements.

PET AIRWAYS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2010	2009

CASH FLOWS FROM OPERATING ACTIVTIES:
Net loss	$(4,055,905)	$(1,218,707)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	25,728	9,207
Derivative liability discount amortization	94,324	-
Loss on write down of intangible assets	11,600	-
Common shares issued for services rendered by non-employees	247,432	-
Common shares issued in lieu of cash compensation to employees	129,065	-
Warrants issued for services rendered by non-employees	885,000	-
Changes in operating assets and liabilities:
Receivable due from credit card clearing house	(123,134)	-
Prepaid expenses	(119,354)	-
Security deposits	(11,187)	(19,600)
Accounts payable	482,633	67,584
Accrued expenses	320,568	21,591
Unearned revenue	30,987	94,616
Net cash used in operating activities	(2,082,243)	(1,045,309)

CASH FLOWS FROM OPERATING ACTIVTIES:
Purchases of property and equipment	(97,956)	(61,166)
Net cash used in investing activities	(97,956)	(61,166)

CASH FLOWS FROM FINANCING ACTIVTIES:
Proceeds from issuance of convertible debentures	1,250,000	-
Proceeds from issuance of common stock	2,270,000	-
Proceeds from issuance of LLC membership units	-	1,195,500
Other	-	(10,000)
Net cash provided by financing activities	3,520,000	1,185,500
Net change in cash and cash equivalents	1,339,801	79,025
Cash and cash equivalents at beginning of year	171,256	92,231
Cash and cash equivalents at end of year	$1,511,057	$171,256

Supplementary disclosure of cash flow information
Cash paid during the year for:
Income taxes	$-	$-
Interest expense	$3,947	$8,644
Non-cash transactions:
Surrender of LLC membership units for common stock shares	$(1,195,000)	$-
Issuance of common stock shares for LLC membership units	$1,195,000	$-
Fair value of warrants to purchase 1,400,000 shares of common stock, issued with the $1,000,000 aggregate face amount, 8% convertible debentures	$790,131	$-

The accompanying notes are an integral part of these consolidated financial statements.

PET AIRWAYS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

1.  Description of the Business

Pet Airways is the only airline designed specifically for the comfortable and safe transportation of pets where pets travel in the main cabin of the aircraft.  Pet owners (“Pet Parents”) book their pets on flights at our website (“www.petairways.com”) or can book with our agents by phone. Flights may be booked up to three months before the scheduled departure date. Payment for the flights is made with a credit card. On the day of the scheduled flight, the pets “Pawsengers™” are then dropped off at one of our Pet Lounges located at the airport, placed into a pet friendly carrier and then boarded on the aircraft. Pawsengers™ fly in the main cabin of our specially outfitted aircraft rather than flying in the cargo hole or flying as carry-on baggage under the seat, as required of a traditional commercial airline. We monitor the air quality and temperature of our aircraft ensuring that the Pawsengers™ are safe and comfortable at all times throughout the flight and have a specially trained Pawsengers™ Attendant on the flights who is responsible for checking the Pawsengers™ during the flight. Upon arrival at the destination, the Pawsengers™ is unloaded from the plane and can be picked up by the Pet Parent at the Pet Airways arrival airport Pet Lounge. We currently serve nine cities in the United States in a weekly coast to coast service.

Pet Airways, Inc. (formerly American Antiquities, Inc. or AAI) was originally incorporated in the State of Illinois on June 6, 2005. In August 2010, Pet Airways, Inc. completed an acquisition of Pet Airways, Inc. (Florida), a Florida corporation formed by the conversion of Panther Air Cargo, LLC, a limited liability company, pursuant to a Share Exchange Agreement (the “Acquisition”).  The Acquisition was accounted for as a recapitalization effected by a share exchange, wherein Pet Airways, Inc.  (Florida) is considered the acquirer for accounting and financial reporting purposes.  The assets and liabilities of the acquired entity have been brought forward at their book values, which were determined to be zero, goodwill was not recognized and the share exchange impact has been reflected in the opening balances of stockholders’ equity.

Following the Acquisition, we changed our name to Pet Airways, Inc. and moved our corporate headquarters from the state of Illinois to Florida.

Continuation of Company As A Going Concern

The Company has experienced net losses in each calendar quarter since our inception and, as of the year ended December 31, 2010, had an accumulated deficit of $(6,065,008). The Company incurred a net loss to common stockholders of $(4,055,905) during the year ended December 31, 2010. As a result of these conditions, the report of our independent registered accountants issued in connection with the audit of our consolidated financial statements as of and for our year ended December 31, 2010 contained a qualification raising a substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustments that may result from the outcome of this uncertainty. If we cannot continue as a viable entity, our stockholders may lose some or all of their investment in us.

2.  Summary of Significant Accounting Policies

Fiscal Year

The Company’s fiscal year is the twelve month period ending on December 31.

Principles of Consolidation

The consolidated financial statements presented above include the accounts of Pet Airways, Inc. and its subsidiary.  All significant inter-company balances and transactions have been eliminated.

Use of Estimates

The preparation of consolidated financial statements and related footnote disclosures in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. The Company evaluates, on an on-going basis, its estimates and judgments, including those related to revenue recognition, bad debts, impairment of goodwill and intangible assets, income taxes, contingencies and litigation. Its estimates are based on historical experience and assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity or remaining maturity of three months or less at the date of purchase to be classified as cash and cash equivalents consisting of checking and money market accounts.  Cash and cash equivalents are stated at cost, which approximates market value, and are primarily maintained at two financial institutions.

Advertising Costs

Advertising and marketing costs of $84,403 and $2,134 were expensed as incurred in each of the years ended December 31, 2010 and 2009, respectively.

Other Receivables

Other receivables are carried at cost. They consist of amounts due from credit card companies associated with the sales of tickets for future travel.

Property and equipment

Property and equipment are stated at cost.  Depreciation of computer equipment and software is computed using the straight line method over the estimated useful lives of the assets.  Estimated useful lives of three to five years are used for computer equipment and software.  The Company constructed a number of airport based Pet Lounges during 2010 and 2009 and recorded the cost as leasehold improvements as a part of the build out of these spaces.  These leasehold improvements are recorded at cost and are being amortized over the shorter of the estimated useful lives of three years or the accompanying lease term. Property and equipment sold, retired or disposed of, together with related accumulated depreciation is removed from the appropriate accounts and the resultant gain or loss is included in income or loss.  The interest expense amount subject to capitalization during the construction period of the Pet Lounges was immaterial as of December 31, 2010 and 2009.

Long-lived assets

The Company reviews long-lived assets for impairment when circumstances indicate the carrying amount of an asset may not be recoverable based on the undiscounted future cash flows of the asset. Determination of recoverability is based on an estimate of undiscounted future cash flows resulting from the use of the asset, and its eventual disposition. Measurement of an impairment loss for intangible and long-lived assets that management expects to hold and use is based on the fair value of the asset as estimated using a discounted cash flow model. No long-lived assets were impaired as of December 31, 2010 and 2009.

Concentrations

Payment collected is invested in money market and interest earning deposit accounts at a FDIC insured financial institution at times at levels that may exceed the $250,000 insurance limit afford each account holder.  We have contracted with Suburban Air Freight, Inc. (“Suburban Air”), an air freight operator based in Omaha, Nebraska, to provide Beech 1900 aircraft for all our flights. As the Company collects payment by major credit cards from customers before or concurrent with their pet travel or services, the Company has no credit concentration risk.

Revenue Recognition

The Company recognizes revenue when it is earned. Tickets sold are initially deferred and Pawsengers™ revenue is recognized when the transportation is provided. Tickets sold but not used on the date of the flight can typically be re-used towards another flight for up to one year from the initial flight date. Tickets issues for flights that are cancelled can be refunded or can be used towards another flight. Unearned revenue is made up of tickets purchased for future flights and processed credit card transactions for ticket for future flights that have not taken place for the years ended December 31, 2010 and 2009.

Income Taxes

The Company accounts for income taxes using the asset and liability approach in accordance with ASC 740, “Accounting for Income Taxes”.  The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities.  The effect on deferred taxes of a change in tax rates is recognized in operations in the period that includes the enactment date.  Due to recurring net operating losses, there has been no provision for income taxes in the periods presented. In June 2006, the Financial Accounting Standards Board (“FASB”) issued FASB ASC 740-10-25 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC 740-10-25 also provides guidance on recognition, classification, treatment of interest and penalties, and disclosure of such positions. Effective January 1, 2009, the Company adopted the provisions of ASC 740-10-25, as required. As a result of implementing ASC 740-10-25, there has been no adjustment to the Company’s consolidated financial statements and the adoption of ASC 740-10-25 did not have a material effect on the Company’s consolidated financial statements for the years ended December 31, 2010 and 2009.

Computation of Earnings per Share

In accordance with FASB ASC 260, “Earnings per Share”, the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding.  Diluted loss per common share is computed in a manner similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At December 31, 2010 and 2009, the Company stock equivalents were anti-dilutive and excluded in the diluted loss per share computation.

Equity Based Award Compensation

The Company accounts for equity-based compensation under the provisions of ASC 718-10 and ASC 505-50 “Stock Compensation and Equity Based Payments to Non-Employees”. ASC 718 requires companies to estimate the fair value of share-based payment awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods in our Statement of Operations.

The Company uses the Black-Scholes option-pricing model as its method of valuation for share-based awards.  Our determination of fair value of share-based payment awards on the date of grant using an option-pricing model is affected by our stock price as well as assumptions regarding a number of highly complex and subjective variables. These variables include, but are not limited to our expected stock price volatility over the term of the awards, and certain other market variables such as the risk free interest rate. Equity-based compensation expense for awards to employees and non-employees recognized was $1,261,497 and $0 for the years ended December 31, 2010 and 2009, respectively.

Comprehensive Loss

The Company had no items of other comprehensive income or expense for the years ended December 31, 2010 and 2009, respectively.  Accordingly, the Company’s comprehensive loss and net loss are the same for all periods presented.

Segment Information

ASC 280, “Disclosures about Segments of an Enterprise and Related Information”, establishes standards for reporting information regarding operating segments in annual consolidated financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. It also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions how to allocate resources and assess performance. The Company operates in a single segment, internally reports the results of operations for that segment and the information disclosed herein materially represents all of the financial information related to the single operating segment.

Reclassification

The Company has made certain reclassifications to conform to prior periods’ data to the current presentation. These reclassifications had no effect on reported losses, operating ratios or ROI measurements.

Reverse Acquisition Accounting

On August 13, 2010, the Company completed a reverse acquisition transaction through a share exchange with Pet Airways, Inc. (Florida) (the “Acquisition”), whereby the Company acquired 100% of the issued and outstanding capital stock of Pet Airways, Inc. (Florida) in exchange for 25,000,000 shares of the Company’s common shares, which constituted approximately 73% of the Company’s issued and outstanding capital stock on a post-acquisition basis as of and immediately after the consummation of the Acquisition.

The share exchange transaction with the Company was treated as a reverse acquisition, with Pet Airways, Inc. (Florida) as the acquirer and the Company as the acquired party. Unless the context suggests otherwise, when the Company refer in this report to business and financial information for periods prior to the consummation of the reverse acquisition, the Company is referring to the business and financial information of Pet Airways, Inc. and its predecessors. Under GAAP guidance ASC 805-40, “Business Combinations – Reverse Acquisitions”, the Acquisition has been treated as a reverse acquisition with no adjustment to the historical book and tax basis of the companies’ assets and liabilities.

Accordingly, the effect of the Acquisition on the stockholders’ equity opening balances for common shares and additional paid-in capital has been retroactively adjusted as shown below:

	Year Ended December 31, 2009 and 2008
	Common Stock No Par Value	Additional Paid-In Capital
	Shares
Balance, December 31, 2008, pre-reverse acquisition	7,890,000	$890,000
Share exchange adjustment	15,480,780	-
Balance, December 31, 2008, post-reverse acquisition	23,370,780	$890,000

Balance, December 31, 2009, pre-reverse acquisition	9,085,500	$2,085,500
Share exchange adjustment	14,285,280	-
Common stock sales, post-reverse acquisition	3,541,162	1,195,500
Balance, December 31, 2009, post-reverse acqusition	26,911,942	$2,058,588

The effect of the Acquisition on the calculation net loss per share for the year ended December 31, 2010 was not material.

Fair Value Measurement

The Company adopted the provisions of ASC 820 “Fair Value Measurements and Disclosures” on January 1, 2009, the beginning of our 2009 fiscal year. ASC 820 clarifies the principle that fair value should be based on the assumptions market participants would use when pricing an asset or liability and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. Under the standard, fair value measurements are separately disclosed by level within the fair value hierarchy. As originally issued, it was effective for fiscal years beginning after November 15, 2007, with early adoption permitted. It does not require any new fair value measurements. It only applies to accounting pronouncements that already require or permit fair value measures, except for standards that relate to share-based payments.

On February 12, 2008, the FASB allowed deferral of the effective date of ASC 820 for one year, as it relates to nonfinancial assets and liabilities. Accordingly, our adoption related only to financial assets and liabilities. Upon adoption ASC 820, there was no cumulative effect adjustment to beginning retained earnings and no impact on the consolidated financial statements as of December 31, 2010 and 2009, respectively.

Valuation techniques considered under ASC 820 techniques are based on observable and unobservable inputs. The ASC classifies these inputs into the following hierarchy:

Level 1 inputs are observable inputs and use quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date and are deemed to be most reliable measure of fair value.

Level 2 inputs are observable inputs and reflect assumptions that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the reporting entity. Level 2 inputs includes 1) quoted prices for similar assets or liabilities in active markets, 2) quoted prices for identical or similar assets or liabilities in markets that are not active, 3) observable inputs such as interest rates and yield curves observable at commonly quoted intervals, volatilities, prepayment speeds, credits risks, default rates, and 4) market-corroborated inputs.

Level 3 inputs are unobservable inputs and reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing the asset or liability based on the best information available under the circumstances.

In October 2008, the FASB clarified the application of ASC 820 in determining the fair value of a financial asset when the market for that financial asset is not active.

The Company adopted the provisions of ASC 825, “The Fair Value Option for Financial Assets and Liabilities” , on January 1, 2009, the beginning of our 2009 fiscal year. ASC 825 permits us to choose to measure certain financial assets and liabilities at fair value that are not currently required to be measured at fair value (the “Fair Value Option”). Election of the Fair Value Option is made on an instrument-by-instrument basis and is irrevocable. At the adoption date, unrealized gains and losses on financial assets and liabilities for which the Fair Value Option has been elected are reported as a cumulative adjustment to beginning retained earnings.

Our current and non-current debentures payable obligations are valued using Level 3 inputs. The fair values of the obligations exceed their carrying cost and are fairly presented throughout our consolidated financial statements at December 31, 2010.

Accounting Standards Codification

In September 2009, FASB issued ASC 105, formerly FASB Statement No. 168, the FASB Accounting Standards Codification (“Codification”) and the Hierarchy of Generally Accepted Accounting Principles (“GAAP”), a replacement of FASB Statement No. 162 (“SFAS 168”). SFAS 168 establishes the Codification as the single source of authoritative GAAP in the United States, other than rules and interpretive releases issued by the SEC. The Codification is a reorganization of current GAAP into a topical format that eliminates the current GAAP hierarchy and establishes instead two levels of guidance authoritative and non-authoritative. All non-grandfathered, non-SEC accounting literature that is not included in the Codification will become non-authoritative. The FASB’s primary goal in developing the Codification is to simplify user access to all authoritative GAAP by providing all the authoritative literature related to a particular accounting topic in one place. The Codification was effective for interim and annual periods ending after September 15, 2009. As the Codification was not intended to change or alter existing GAAP, it did not have a material impact on the Company’s consolidated financial statements.

Recent Accounting Pronouncements

In February 2010, the FASB issued FASB ASU 2010-09, Subsequent Events, and Amendments to Certain Recognition and Disclosure Requirements , which clarifies certain existing evaluation and disclosure requirements in ASC 855 related to subsequent events. FASB ASU 2010-09 requires SEC filers to evaluate subsequent events through the date in which the consolidated financial statements are issued and is effectively immediately. The new guidance does not have an effect on its consolidated results of operations and financial condition.

In January 2010, the FASB issued FASB ASU 2010-06, “ Improving Disclosures about Fair Value Measurements ”, which clarifies certain existing disclosure requirements in ASC 820 as well as requires disclosures related to significant transfers between each level and additional information about Level 3 activity. FASB ASU 2010-06 begins phasing in the first fiscal period after December 15, 2009. The Company did not make nor anticipates a significant transfer between each level as of December 31. 2010.  As such, the Company does not believe this ASU will have any material impact on its consolidated financial position, results of operations or cash flows.

In January 2010, the FASB issued Update No. 2010-05 “ Compensation—Stock Compensation—Escrowed Share Arrangements and Presumption of Compensation ” (“2010-05”). 2010-05 re-asserts that the Staff of the Securities Exchange Commission (the “SEC Staff”) has stated the presumption that for certain stockholders escrowed share represent a compensatory arrangement. 2010-05 further clarifies the criteria required to be met to establish a position different from the SEC Staff’s position. The Company does not have any escrowed shares held at this time. The adoption of this update by the Company did not have any material impact on its consolidated financial position, results of operations or cash flows.

In January 2010, the FASB issued Update No. 2010-04 “ Accounting for Various Topics—Technical Corrections to SEC Paragraphs” (“2010-04”). 2010-04 represents technical corrections to SEC paragraphs within various sections of the Codification. Management is currently evaluating whether these changes will have any material impact on its consolidated financial position, results of operations or cash flows.

In January 2010, the FASB issued Update No. 2010-02 “Accounting and Reporting for Decreases in Ownership of a Subsidiary—a Scope Clarification ” (“2010-02”) an update of ASC 810 “Consolidation.” 2010-02 clarifies the scope of ASC 810 with respect to decreases in ownership in a subsidiary to those of a: subsidiary or group of assets that are a business or nonprofit, a subsidiary that is transferred to an equity method investee or joint venture, and an exchange of a group of assets that constitutes a business or nonprofit activity to a non-controlling interest including an equity method investee or a joint venture. Management does not expect adoption of this update to have any material impact on its consolidated financial position, results of operations or operating cash flows. Management does not intend to decrease its ownership in its wholly-owned subsidiary.

In January 2010, the FASB issued Update No. 2010-01 “Accounting for Distributions to Stockholders with Components of Stock and Cash—a consensus of the FASB Emerging Issues Task Force” (“2010-03”) an update of ASC 505 “Equity.” 2010-03 clarifies the treatment of stock distributions as dividends to stockholders and their effect on the computation of earnings per shares. The Company has not and does not intend to declare dividends for preferred or common stock holders. Management does not expect adoption of this update to have any material impact on its reportable earnings per share and consolidated financial position.

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying consolidated financial statements.

3.  Property and Equipment

Property and equipment consist of the following at:
	For the Year Ended December 31,
	2010	2009
Equipment and furniture	$39,526	$25,190
Leasehold improvements	22,638	20,335
Lounge equipment	18,626	13,250
Website development	87,756	11,815
	168,546	70,590
Less: accumulated depreciation and amortization	(38,587)	(12,859)
Property and equipment, net	$129,959	$57,731

Depreciation and amortization expense was $25,728 and $9,207 for the years ended December 31, 2010 and 2009, respectively .

4.  Capital

Common Stock

The Company is authorized to issue up to 100,000,000 shares of common stock, no par value. There were 38,314,615 and 26,911,942 shares of common outstanding as of December 31, 2010 and 2009, respectively. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefore. Upon the liquidation, dissolution, or winding up of our Company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and non-assessable.

During the year ended December 31, 2010, the Company issued an aggregate of 3,766,434 shares of common stock and warrants exercisable into common stock to consultants for services valued at $1,132,432.

During the year ended December 31, 2010, the Company issued an aggregate of 3,336,408 shares of common stock to employees for services valued at $129,065.

In 2009, the Company did not issue shares of common stock to employees or consultants for services.

Pursuant to the terms of the 8% and 14% convertible debentures (“debentures”), the Company has elected to issue shares of common stock to satisfy the accrued interest due to the debenture holders on January 1, 2011.  The accrued interest at December 31, 2010 is convertible into 104,708 common stock shares at conversion rates ranging from $0.40 to $0.50 per share.  The Company’s closing stock price was $1.50 on December 31, 2010. The resulting $157,062 common stock share value has been recognized as interest expense and accrued interest at December 31, 2010. (See Note 7 - Debt Obligations).

There were no stock warrants or stock options exercised for the years ended December 31, 2010 and 2009.

Preferred Stock

The Company is authorized to issue up to 10,000,000 shares of preferred stock, no par value. The 10,000,000 shares of preferred stock authorized are undesignated as to preferences, privileges and restrictions. As the shares are issued, the Board of Directors must establish a “series” of the shares to be issued and designate the preferences, privileges and restrictions applicable to that series. As of December 31, 2010 and 2009, there were no shares of any series of preferred stock outstanding.

5.  Private Placements

Common Stock Sale

During the calendar quarters ended March 31 and June 30, 2010, the Company sold an aggregate of 1,036,727 and 148,104, respectively, shares of common stock for cash proceeds of $270,000.

In the calendar quarters ended December 31, 2010, the Company sold 4,000,000 shares of common stock at a price of $0.50 per share for gross cash proceeds of $2,000,000 to Daniel T. Zagorin Trust.  The closing market price on November 3, 2010 was $2.25. The foregoing securities were sold in a private placement transaction pursuant to Section 4(2), Section 4(6), and Regulation D under the Securities Act of 1933, as amended and have not been registered in the United States under the Securities Act or in any other jurisdiction and may not be offered or sold in the United States absent a registration or an applicable exemption from the registration requirements.

6.  Stock Options Plan

Stock Incentive Plan

The Company has a Stock Incentive Plan (the "Plan").  Under the Plan, at December 31, 2010 and 2009, the Company had 4,000,000 and zero shares, respectively, reserved for the issuance of stock options to employees, officers, directors and outside advisors.  Under the Plan, the options may be granted to purchase shares of the Company's common equity at fair market value, as determined by the Company's Board of Directors, at the date of grant.

The Company has not issued options under the Stock Incentive Plan as of December 31, 2010 and 2009.

7.   Debt Obligations

Current 14% Convertible Debenture

In June 2010, the Company issued a $250,000 face amount unsecured, convertible debenture, with an interest rate of 14% per annum and a maturity date of June 18, 2011. The debenture is convertible into shares of the Company’s stock at conversion prices of $0.40 per share.  Interest on the above debentures is payable quarterly starting January 1, 2011. At the Company’s option, interest due may be settled in cash or shares of Company common stock.

Non-current 8% Convertible Debentures

In August, 2010, in a series of transactions, the Company issued five unsecured, convertible debentures, aggregating $500,000, with interest rates of 8% per annum and a maturity date of August 2013. The debentures are convertible into shares of the Company’s stock at conversion prices of $0.50 per share.

Also, in August 2010, the Company issued a $500,000 face amount unsecured, convertible debenture with an interest rate of 8% and a maturity date of August 2013. The debentures are convertible into shares of the Company’s stock at conversion prices of $0.40 per share.  Interest on the above debenture is payable quarterly starting January 1, 2011. At the Company’s option, interest due may be settled in cash or shares of Company common stock.

The $250,000 face amount, 14% convertible debenture with a maturity date of June 18, 2011, which at the option of the debenture holder had the option of being converted into a $250,000 face amount, 8% convertible debenture with a maturity date of August 2013, was to be issued warrants to purchase 625,000 shares of common stock upon its conversion into the 8% convertible debenture. At December 31, 2010, the conversion contingency had not been satisfied and accordingly, no fair market value for the warrants were recorded at December 31, 2010.

Pursuant to the terms of the debentures, the Company has elected to issue common stock shares to satisfy the accrued interest due to the debenture holders on January 1, 2011.  The accrued interest at December 31, 2010 is convertible into 104,708 common stock shares at conversion rates ranging from $0.40 to $0.50 per share.  The Company’s closing stock price was $1.50 on December 31, 2010. The resulting $157,062 common stock share value has been recognized as interest expense and accrued interest at December 31, 2010. (See Note 14 - Subsequent Events)

Warrants

The Company granted common stock warrants to non-employee individuals and unrelated entities to purchase 300,000 and 1,400,000 shares of common stock in May and August 2010, respectively. At the date of grant, the warrants each had a life of 5 years and were valued at $885,000 and $4,130,000, respectively, using a Black-Scholes option-pricing model with the following assumptions:

Stock Price	$2.95
Expected Term	5 years
Expected Volatility	706%
Dividend Yield	0%
Risk-Free Interest Rate	1.61%

A summary of the warrant activity for the year ended December 31, 2010 is as follows:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contracted Term (Years)	Aggregate Intrinsic Value
Outstanding at December 31, 2009	-	$-	-	$-
Granted	1,700,000	$1.00	4.62	$850,000
Exercised	-	$-	-	$-
Expired/Cancelled	-	$-	-	$-
Outstanding at December 31, 2010	1,700,000	$1.00	4.62	$850,000
Exercisable at December 31, 2010	1,700,000	$1.00	4.62	$850,000
Weighted Average Grant Date Fair Value		$1.30

The fair market value of the 300,000 warrants issued for non-employee services at grant date is $885,000 and was expensed as share-based compensation non-employee for year ended December 31, 2010.

The fair market value of the 1,400,000 warrants issued in connection with the August 2010 issuance of $1,000,000 face amount unsecured, 8% convertible debentures at grant date is $790,131. In addition, we determined that this transaction is subject to accounting under ASC 470-20 “ Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement”).   Accordingly, the derivative liability discount warrant value of $790,131 has been recorded as additional paid-in capital and a contra account to the $1,000,000 face amount of the convertible debentures.  The unamortized derivative liability discount is being amortized to expense using the effective interest method over the three year term of the convertible debentures. Amortization expense of $94,324 was recorded in interest expense for the year ended December 31, 2010.  The unamortized derivative liability discount balance is $695,807 at December 31, 2010.

8.  Segment Information

At December 31, 2010 and 2009, the Company operated in a single segment. Internally management reports the results of operations for that segment and the information disclosed herein materially represents all of the financial information related to the single operating segment.

9.  Income Taxes

The provision (benefit) for income taxes for the year ended December 31, 2010 differs from the amount which would be expected as a result of applying the statutory tax rates to the income (losses) before income taxes due primarily to changes in the valuation allowance to fully reserve net deferred tax assets and also due to the fact that the Company was taxed as a partnership during January to July of 2010, resulting in no tax benefit or deferred tax asset during this period.

From August to the year ended December 31, 2010, the Company had deferred tax assets primarily consisting of its net operating loss carryforwards and capitalized start-up costs for tax purposes.  However, because of cumulative losses in several consecutive years, the Company has recorded a full valuation allowance such that its net deferred tax asset is zero.

With respect to tax years prior to the year ended December 31, 2010, the Company was taxed as a partnership.  Accordingly, all of the losses of the Company flow through to the members of the partnership and the Company has no deferred tax assets or loss carryforwards from this period.

Deferred tax assets are comprised of the following components:

	Years Ended December 31,
	2010	2009
Current:
Deferred state taxes	$(775)	$-
Accruals and reserves	14,382	-
	13,607	-

Non-current:
Property, equipment and capitalized start-up costs	120,379	-
Net operating loss carryforwards	782,724	-
Deferred state taxes	(48,691)	-
	854,412	-

Total deferred tax asset	868,019	-

Deferred tax asset valuation allowance	(868,019)	-
Net deferred tax asset	$-	$-

We must also make judgments whether the deferred tax assets will be recovered from future taxable income. To the extent that we believe that recovery is not likely, we must establish a valuation allowance. A valuation allowance has been established for deferred tax assets which we do not believe meet the “more likely than not” criteria. Our judgments regarding future taxable income may change due to changes in market conditions, changes in tax laws, tax planning strategies or other factors. If our assumptions and consequently our estimates change in the future, the valuation allowances we have established may be increased or decreased, resulting in a respective increase or decrease in income tax expense.

On July 13, 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes , effective for fiscal years beginning after Dec. 15, 2006 ("FIN 48").  FIN 48 is intended to clarify the accounting for uncertainty in income taxes recognized in an enterprise's consolidated financial statements, in accordance with FASB Statement No. 109 (FASB ASC 740), Accounting for Income Taxes , by prescribing a more-likely-than-not (i.e., greater than 50% likelihood of receiving a benefit) threshold to recognize any benefit of a tax position taken or expected to be taken in a tax return. Tax positions that meet the recognition threshold are reported in the consolidated financial statements. The guidance further provides the benefit to be realized assuming a review by tax authorities having all relevant information and applying current conventions. The interpretation also clarifies the consolidated financial statements classification of tax related penalties and interest and set forth new disclosures regarding unrecognized tax benefits. The adoption of ASC 740-10 did not have a material impact on our consolidated financial results.

At December 31, 2010, the Company had available net operating loss carryforwards of approximately $1,937,000 for federal income tax purposes.  Such carryforwards may be used to reduce consolidated taxable income, if any, in future years through their expiration in 2030 subject to limitations of Section 382 of the Internal Revenue Code, as amended.  Utilization of net operating loss carryforwards may be limited due to the ownership changes and the Company’s acquisitions.

The effective tax rate on income (loss) before income taxes differ from the federal income tax statutory rate for the following reasons:

	For the Years Ended December 31,
Tax rate reconciliation:	2010		2009

Tax at statutory U.S. tax rates	$(1,401,218)	34.00%	414,360	-34.00%
State income tax, net of federal benefit	(83,468)	2.03%	-
Stock compensation	303,129	-7.36%	-
Loss reported on Panther partnership	348,103	-8.45%	(414,360)	34.00%
Non-deductible expenses	78,925	-1.92%	-
Valuation allowance	754,529	-18.30%	-
Total income tax provision	$-	0.00%	$-	0.00%

10.   Net Loss per Share

Net loss per share is computed based on the weighted average number of shares of common stock and potentially dilutive securities assumed to be outstanding during the period using the treasury stock method. Potentially dilutive securities consist of our convertible debt securities, stock options and warrants to purchase common stock.

11.   Commitments and Contingencies

Operating lease commitments

Rent expense charged to operations were $254,897 and $105,330 for the years ended December 31, 2010 and 2009, respectively. The Company had one lease agreement with a term in excess of one year at December 31, 2010. Future minimum lease payments under non-cancelable operating leases with initial or remaining terms in excess of one year at December 31, 2010, were:

Year End December 31,	Operating Leases
2011	$60,000
2012	60,000
2013	55,000
2014	-
2015	-
Thereafter	-
Total minimum lease payments	$175,000

Employment Agreements

The Company had no employment agreements at December 31, 2010.

12.   Legal Proceedings

There were no ongoing legal proceedings nor is the Company aware of any material un-asserted claims for the year ended December 31, 2010.  From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. The Company is currently not aware of any such legal proceedings or claims other than those mentioned above that it believes will have, individually or in the aggregate, a material adverse effect on its business, financial condition or operating results.

13.  Going Concern Matters

The accompanying audited consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  We do not presently have adequate cash from operations or financing activities to meet our long-term financing needs.  As of December 31, 2010, we had $1,511,057 in cash on hand to use in executing our business plan.  We will require additional working capital to continue our operations during the next 12 months and to support our long-term growth strategies, so as to enhance our service offerings and benefit from economies of scale. Our working capital requirements and the cash flow provided by future operating activities, if any, will vary greatly from quarter to quarter, depending on the volume of business and competition in the markets we serve. We may seek any necessary funding through one or more credit facilities, if available, or through the sale of debt or additional equity securities. However, there is no assurance that funding of any type would be available to us, or that it would be available at rates and on terms and conditions that would be financially acceptable and viable to us in the long term. If we are unable to raise any necessary additional financing when needed, we may be required to suspend operations, sell assets or enter into a merger or other combination with a third party, any of which could adversely affect the value of our common stock, or render it worthless. If we issue additional debt or equity securities, such securities may enjoy rights, privileges and priorities (including but not limited to coupon rates, conversion rights, rights to fixed or preferential dividends, anti-dilution rights or preference as to the distribution of assets upon a liquidation) superior to those enjoyed by holders of our common stock, thereby diluting the value of our common stock.

14.  Subsequent Events

On January 4, 2011, the Company issued 25,474 shares of common stock to Suburban Air to satisfy $43,306 due from the Company for services in 2010.   The reduction to accounts payables and an increase in paid-in capital will be recorded in the first quarter of 2011.

On January 4, 2011, the Company settled with Keith M. McGruder, a consultant to the Company, to pay $15,000 in fees and to issue 100,000 warrants with an exercise price of $1.00.  The $15,000 fee was recorded to accrue expense and consulting expense as of December 31, 2010.  The warrants were valued at $150,000 or $1.50 per warrant using a Black-Scholes option-pricing model with the following assumptions:

Stock Price	$1.50
Expected Term	3 years
Expected Volatility	717.9%
Dividend Yield	0%
Risk Free Interest Rate	1.26%

The $150,000 value of the 100,000 warrants will be recorded as non-employee share-based compensation expense and increase in paid-in capital will be recorded in the first quarter of 2011.

On January 4, 2011, the Company issued 162,563 shares of common stock to James D. Dodrill, a consultant to the Company.  The shares are valued at the then $1.50 quoted trading price of the Company’s common stock or $243,845.  The $243,845 is recognized as stock-based compensation expense non-employee and an accrued liability as of December 31, 2010. The reduction to accrued liability and an increase in paid-in capital will be recorded in the first quarter of 2011.

On January 7, 2011, Peter Orr elected to convert $25,000 of his $100,000 convertible debenture with the Company (see Note 9 - Debt Obligations). The Company issued 50,000 shares of common stock.  The per share exercise price of conversion was $0.50 per share or $25,000.  The $25,000 share value will be recognized as an increase in paid-in capital in the first quarter of 2011.

On January 17, 2011, The Daniel T. Zagorin Trust elected to convert its $500,000 convertible note with the Company (see Note 9 - Debt Obligations).  The Company issued 1,276,575 shares of common stock.  At the time of the conversion, the per share exercise price of conversion was $0.40 per share or $500,000.  The $500,000 share value will be recognized as an increase in paid-in capital in the first quarter of 2011.

On January 18, 2011, Pam Seitz, a non-employee, was issued 902 shares of common stock to satisfy $992 liability due from the Company.  The price per share was based on the Company’s closing stock price of $1.10 on January 18, 2011. The $992 is recognized as stock-based compensation expense non-employee and an accrued liability as of December 31, 2010. The reduction to accrued liability and an increase in paid-in capital will be recorded in the first quarter of 2011.

On February 4, 2011, David Leadbetter, a consultant to the Company, was issued 16,575 warrants for common stock in exchange for services.  The warrants have an exercise price of $1.00.  The warrants were valued at $19,061 or $1.15 per warrant using a Black-Scholes option-pricing model with the following assumptions:

Stock Price	$1.15
Expected Term	3 years
Expected Volatility	717.9%
Dividend Yield	0%
Risk Free Interest Rate	1.31%

The fair market value of the warrants at grant date was recorded as share-based compensation expense non-employee and an increase in paid-in capital in the first quarter of 2011.

On February 14, 2011, the Company issued the unsecured, convertible debentures holders 104,708 shares of common stock to satisfy the accrued but unpaid interest expense of $157,062 due on January 1, 2011.  The $157,062 share value will be recognized as an increase in paid-in capital in the first quarter of 2011 (see Note 6 - Common Stock).

On February 15, 2011, the Company issued 8,545 shares of common stock to Kim Thornton, a consultant that provided services to the Company during 2010.  The shares are valued using a price of $1.25 the closing quoted trading price of the Company’s common stock or $10,681.  The $10,681 share value will be recognized as stock-based compensation expense non-employee and an accrued liability as of the year ended December 31, 2010.  Upon issuance of the shares, a reduction to accrued liability and an increase in paid-in capital will be recorded in the first quarter of 2011.